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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cimarex Energy Co.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1700 Lincoln Street, Suite 3700
Denver, CO 80203

2019 ANNUAL MEETING

▪
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m. Mountain Daylight Time on Wednesday, May 8, 2019

PLACE	Wells Fargo Center—Denver Assemble Room (Lower Level 2) 1700 Lincoln Street Denver, Colorado 80203

ITEMS OF BUSINESS	Item 1. Election of Directors
Item 2. Advisory Vote to Approve Executive Compensation
Item 3. Approve the 2019 Equity Incentive Plan
Item 4. Ratification of Independent Auditors
Transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting

RECORD DATE	March 12, 2019

MAILING DATE TO SHAREHOLDERS	March 25, 2019

MATERIALS TO REVIEW	This booklet contains our Notice of 2019 Annual Meeting and Proxy Statement. Our 2018 Annual Report is available on our website at www.cimarex.com.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by following the internet or telephone instructions on page 86 of this proxy statement or you may attend and vote in person at the Annual Meeting. If you received a paper copy of the proxy card, you also may vote by completing and mailing the proxy card in the postage-paid envelope provided for your convenience. You may revoke your proxy at any time before the vote is taken by following the instructions on page 88 of this proxy statement.

March 25, 2019	Francis B. Barron, Corporate Secretary

Proxy Statement Summary

This section highlights certain important information presented in this Proxy Statement and is intended to assist you in evaluating the matters to be voted on at the meeting. We encourage you to read the Proxy Statement in its entirety before you cast your vote. For more information regarding Cimarex's 2018 performance, please review Cimarex's Annual Report on Form 10-K for the year ended December 31, 2018.

Voting Matters and Board Recommendations

		Voting Recommendation	Page Reference

Item 1:	Election of Directors	FOR each Director Nominee	6
Item 2:	Advisory Vote to Approve Executive Compensation	FOR	70
Item 3:	Approve the 2019 Equity Incentive Plan	FOR	71
Item 4:	Ratification of Independent Auditors	FOR	81

Advance Voting Methods

Even if you plan to attend the 2019 Annual Meeting of Shareholders in person, please vote right away using one of the following advance voting methods (see page 86 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

Voting at our 2019 Annual Meeting of Shareholders

All shareholders of record may vote in person at the 2019 Annual Meeting of Shareholders, which will be held on Wednesday, May 8, 2019 at 9:00 a.m., Mountain Daylight Time, at the Wells Fargo Center – Denver, Assemble Room (Lower Level 2), 1700 Lincoln Street, Denver, Colorado 80203. Beneficial owners may vote in person at the Meeting if they have a legal proxy, as described in the response to question 14 on page 86 of "Questions and Answers about the Meeting and Voting."

Governance Highlights (page 19)

Cimarex is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens the Board of Directors, fosters management accountability, and helps build public trust in Cimarex. Highlights include:

☑	8 of 10 independent Directors	☑	Clawback policy
☑	Independent Lead Director	☑	Non-hedging and non-pledging policies
☑	Majority voting Directors resignation policy	☑	Director and management stock ownership guidelines, including restrictions on sales of shares until requirements are met
☑	Active shareholder engagement	☑	No tax gross-ups
☑	Proxy access	☑	Annual Board and committee self-evaluations

Cimarex Energy Co.	1

Director Nominees and Current Committee Memberships

				Committee Memberships (Independent Directors Only)

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE	TERM EXPIRES	Audit	Compensation and Governance	Nominating

Hans Helmerich(Independent Director) Chairman and former Chief Executive Officer, Helmerich & Payne, Inc.	60	2002	2019		•	•

Harold R. Logan, Jr.(Independent Director) Independent Lead Director and Chair of Nominating Committee of Cimarex; Chairman, Suburban Propane Partners, L.P.	74	2009	2019	•		•

Monroe W. Robertson(Independent Director) Chair of Audit Committee of Cimarex; Retired, former President and Chief Operating Officer, Key Production Co.	69	2005	2019	Chair		•

Continuing Directors

Joseph R. Albi Executive Vice President—Operations, Chief Operating Officer, Cimarex Energy Co.	60	2011	2021

David A. Hentschel (Independent Director) Retired, former Chairman and Chief Executive Officer, Occidental Oil and Gas Corporation	85	2002	2020		•	•

Thomas E. Jorden Chairman, Chief Executive Officer and President, Cimarex Energy Co.	61	2011	2020

Floyd R. Price (Independent Director) Chair of Compensation and Governance Committee of Cimarex; Retired, former executive officer, Apache Corporation	70	2012	2020		Chair	•

Lisa A. Stewart (Independent Director) Chairman, President, Chief Executive Officer and Chief Investment Officer, Sheridan Production Partners	61	2015	2021	•		•

Michael J. Sullivan (Independent Director) Retired Senior Attorney, Lewis Roca Rothgerber LLP	79	2002	2021		•	•

Frances M. Vallejo (Independent Director) Retired, former Vice President, ConocoPhillips	53	2017	2020	•		•

2	2019 Notice of Annual Meeting and Proxy Statement

2018 Executive Compensation (page 28)

Below is the 2018 compensation for each Named Executive Officer ("NEO") as determined under the Securities and Exchange Commission ("SEC") rules. See the notes accompanying the 2018 Summary Compensation Table on page 54 for more information.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	All Other Comp.	Total

Thomas E. Jorden Chairman, Chief Executive Officer and President (Principal Executive Officer)	$976,789	$—	$6,900,000	$—	$1,740,000	$110,691	$9,727,480

G. Mark Burford Vice President and Chief Financial Officer (Principal Financial Officer)	$468,394	$—	$2,750,000	$—	$700,000	$89,183	$4,007,577

Joseph R. Albi Executive Vice President—Operations, Chief Operating Officer	$620,241	$—	$3,000,000	$—	$875,000	$83,635	$4,578,876

Stephen P. Bell Executive Vice President—Business Development	$513,478	$—	$2,900,000	$—	$725,000	$81,990	$4,220,468

John A. Lambuth Senior Vice President—Exploration	$517,514	$—	$3,000,000	$—	$775,000	$71,786	$4,364,300

A Significant Portion of our CEO's 2018 Compensation is At Risk

The accompanying graph illustrates our CEO's 2018 at risk compensation. A significant portion of reported compensation is an incentive for future performance and realized only if Cimarex meets certain performance measures.

Cimarex Energy Co.	3

How CEO Pay is Tied to Cimarex's Performance (page 47)

Our compensation programs are designed to align performance incentives with the long-term interests of our shareholders. The programs also provide competitive total direct compensation opportunities that retain, and attract when needed, executive talent and link compensation earned to achievement of short- and long-term financial and operational objectives. Our Compensation and Governance Committee considers performance in two primary ways:

▪
Cimarex's operating performance; and
▪
Return to shareholders over time, on both an absolute basis and a relative basis compared to other companies in the S&P Oil & Gas Exploration & Production Index and in our Compensation Peer Group (see page 34).

2018 Financial and Operating Highlights

▪
Exploration and development expenditures increased 23% to $1,570.3 million compared to $1,281.1 million in 2017, while year-over-year average daily production increased 17% to 221.9 MBOE per day.
▪
Year-over-year production revenues increased 22% to $2.297 billion as revenues were positively affected by increased realized commodity prices as well as increased production, which resulted in net income of $791.9 million in 2018 compared to net income of $494.3 million in 2017.
▪
Cash flow provided by operating activities of $1.55 billion was 42% higher than 2017.
▪
Our Operations group excelled at optimizing our production and maximizing well profitability. As a result, our production expense per BOE declined 4% from $3.77 per BOE in 2017 to $3.62 per BOE in 2018, and declined 44% in 2018 compared to 2014.
▪
We sold non-core assets in Ward County, Texas for $544.5 in a transaction that closed on August 31, 2018.
▪
We entered into a merger agreement in November 2018 to acquire Resolute Energy Corporation, which has approximately 21,100 net leasehold acres adjacent to and near our Reeves County, Texas properties in the Permian Basin. The merger was completed on March 1, 2019.
▪
We incurred no additional debt in 2018 and had cash on hand of $800.1 million at year-end 2018.
▪
During 2018, our overall estimated proved reserves increased 6% after additions, positive and negative revisions, and production. We added 159 MMBOE of proved reserves through extensions and discoveries, including 120 MMBOE in the Permian Basin and 38 MMBOE in the Mid-Continent. In addition, we had net negative revisions of previous estimates of 23 MMBOE. Revisions were comprised of an increase of 21 MMBOE for net positive performance revisions, a decrease of 8 MMBOE related to higher operating expenses, an increase of 2.7 MMBOE for positive revisions due to higher commodity prices, and a decrease of 39 MMBOE for the removal of proved undeveloped reserves, the development of which likely will be delayed beyond five years from our initial disclosure.
▪
Despite our production growth and strong net income in 2018, our stock price decreased 49% from $122.01 at year-end 2017 to $61.65 at year-end 2018. The decrease in our stock price led to a lower value for NEOs vested long-term equity awards in 2018 compared to the grant date fair value of those awards in 2015 and lower grant date fair values for long-term equity awards made in 2018, demonstrating the alignment of interests of our NEOs and shareholders.

4	2019 Notice of Annual Meeting and Proxy Statement

Return to Shareholders

The following chart shows how a December 31, 2013 investment of $100 in Cimarex common stock would have a value of $60.17 on December 31, 2018, which includes dividends reinvested quarterly for those who wish to consider Total Shareholder Return when evaluating executive compensation. The chart also compares the Total Shareholder Return on Cimarex common stock to the same investment in the S&P 500 Index, the Dow Jones U.S. Exploration & Production Index, and the S&P Oil & Gas Exploration & Production Index over the same time period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018

Cimarex Energy Co.	$100.00	$101.56	$86.11	$131.44	$118.33	$60.17
S&P 500	$100.00	$113.69	$115.26	$129.05	$157.22	$150.33

Dow Jones U.S. Exploration & Production	$100.00	$89.23	$68.05	$84.71	$85.81	$70.57
S&P Oil & Gas Exploration & Production	$100.00	$89.41	$58.87	$78.22	$73.29	$58.99

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

Cimarex Energy Co.	5

ITEM 1: ELECTION OF DIRECTORS

ITEM 1: ELECTION OF DIRECTORS

Election Process

Our current Board consists of ten Directors, which is the maximum number of Directors permitted by our Certificate of Incorporation. The Board is divided into three classes: Class I, Class II and Class III Directors. At each Annual Meeting, a Class of Directors is elected for a term expiring at the Annual Meeting in the third year following the year of election. Each Director holds office until his or her successor is elected and qualifies.

The terms of the three Class II Directors, Hans Helmerich, Harold R. Logan, Jr. and Monroe W. Robertson, will expire at the 2019 Annual Meeting. The Nominating Committee, at its February 2019 meeting, nominated Messrs. Helmerich, Logan and Robertson for election as Class II Directors, to serve until the Annual Meeting of Shareholders to be held in 2022.

If prior to the Annual Meeting a nominee becomes unavailable to serve as a Director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by our Board or its Nominating Committee. As of the mailing of these proxy materials, the Board knows of no reason why any Director nominee would not be available to serve as a Director.

A nominee is elected if the votes cast for his or her election exceed the votes cast against his or her election. Pursuant to our majority voting policy, each nominated Director has tendered an irrevocable resignation that is effective upon his or her failure to receive the required vote and the Board's acceptance of such resignation. If a nominee fails to receive more favorable votes than votes cast against him or her, the Nominating Committee will act on an expedited basis following the Annual Meeting to determine whether to recommend that the Board accept the Director's resignation. The Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept the Director's resignation. The Director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation. The Board will publicly disclose its decision regarding acceptance of his or her resignation within 90 days after the results of the election are certified. If the resignation is not accepted, the Director will continue to serve as a Director until his or her successor is elected and qualified. If the Board accepts the resignation, then the Board will either fill the vacancy in accordance with the Bylaws or decrease the size of the Board in compliance with the Certificate of Incorporation.

Director Nominations

The Nominating Committee is responsible for identifying and evaluating potential nominees for Director and for recommending to the Board a slate of nominees for election at each Annual Meeting. Potential nominees may be suggested by Directors, members of management, shareholders or a third-party firm.

While the Nominating Committee will consider nominees suggested by shareholders, it did not receive any shareholder nominations for the 2019 Annual Meeting prior to the deadline for such nominations.

6	2019 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

2019 Nominees for Class II Directors

Upon the recommendation of the Nominating Committee, the Board has nominated Hans Helmerich, Harold R. Logan, Jr. and Monroe W. Robertson for election as Class II Directors to serve until the Annual Meeting of Shareholders to be held in 2022. The Board has determined that each of Messrs. Helmerich, Logan and Robertson is independent under the New York Stock Exchange ("NYSE") corporate governance rules. Each of the Director nominees currently serves on the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The Board believes that the combination of the various qualifications, skills and experiences of the 2019 Director nominees will contribute to an effective and well-functioning Board. The Board also believes that, individually and as a whole, the Director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to Cimarex.

Included in each Director nominee's biography is an assessment of the specific qualifications, attributes, skills and experience of such nominee based on the qualifications described above.

The Board of Directors recommends a vote FOR the election of each of the Director nominees.

Cimarex Energy Co.	7

ITEM 1: ELECTION OF DIRECTORS

About the Director Nominees

HANS HELMERICH

Director Since 2002 | Age 60 | Independent
Committees of the Board:

▪

Compensation

▪

Nominating

Current Public Company Directorships:

▪

Chairman of Helmerich & Payne, Inc.

Former Public Company Directorships

(within the last five years):

▪

Atwood Oceanics, Inc.

Core Competencies: ▪ Oilfield Services ▪ Exploration and Development ▪ Corporate Governance ▪ Public Company Executive Experience ▪ Executive Compensation

Mr. Helmerich has served as Chairman of Helmerich & Payne, Inc. ("H&P") since March 2012 and as a Director since 1987. H&P is a publicly held company primarily engaged in contract drilling services for oil and gas exploration and production companies. H&P uses drilling rigs it designs and builds and is one of the major land and offshore platform drilling companies in the world. After joining H&P in 1981, Mr. Helmerich served as CEO from 1989 to March 2014 and as President from 1989 to March 2012. H&P's exploration and production business was merged into Cimarex in 2002.

Mr. Helmerich serves as a Trustee of The Northwestern Mutual Life Insurance Company of Milwaukee, Wisconsin. He was a Director of Atwood Oceanics, Inc., an international offshore drilling company traded on the NYSE, located in Houston, Texas, from 1989 to 2017 prior to its merger with Ensco plc.

Key Attributes, Experience and Skills

Mr. Helmerich's background with the drilling sector of the oil and gas business provides the Board with insight into an aspect of Cimarex's business that represents a significant expenditure in Cimarex's capital budget. His over 25 years of executive experience provide a strong background for his service on Cimarex's Board and on the Compensation and Governance Committee. In addition, his service as a Director and Chairman of H&P, as a Trustee of The Northwestern Mutual Life Insurance Company and his former service as a Director of Atwood Oceanics, Inc. provides him with additional experience and knowledge to serve as a Director.

8	2019 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

HAROLD R. LOGAN, JR. (Lead Director)

Director Since 2009 | Age 74 | Independent
Committees of the Board:

▪

Audit

▪

Nominating (Chair)

Current Public Company Directorships:

▪

Chairman of the Board of Supervisors of Suburban Propane Partners, L.P.

▪

Chairman of InfraREIT, Inc.

Former Public Company Directorships

(within the last five years):

▪

Graphic Packaging Holding Co.

Core Competencies: ▪ Corporate Governance ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Midstream

Mr. Logan currently serves as Chairman of the Board of Supervisors of Suburban Propane Partners, L.P. and has served as a Director of that company since 1996. Since February 2018, he has served as Chairman of InfraREIT, Inc. and previously served as Lead Director of that company from 2015 until February 2018. InfraREIT, Inc. is a publicly held real estate investment trust that owns utility assets (electric transmission lines) in Texas. Mr. Logan also is a Director of one private company – Hart Energy Publishing (publisher of Oil and Gas Investor and other energy publications). From 2003 to 2017, Mr. Logan served as a Director of Graphic Packaging Holding Co., a publicly held company located in Atlanta, Georgia, and predecessor companies. From 2008 until it sold its last investment and closed in 2018, he served as Director of Basic Materials and Services LLC, a privately held company that invested in companies providing specialized services for the pipeline construction and sand/silica industries.

Mr. Logan was a co-founder of TransMontaigne in Denver, Colorado in 1995 and was its Chief Financial Officer, Executive Vice President, and Treasurer, through 2002. He served as a Director of TransMontaigne from 1995 to 2006 and Chairman of its Finance Committee from 2002 to 2006. From 1987 to 1994, he was Senior Vice President/Finance, Chief Financial Officer, and a Director of Associated Natural Gas Corporation. Prior to that, Mr. Logan was an investment banker with Dillon Read & Co. Inc. and Rothschild, Inc.

Since 1998, Mr. Logan has been a Director of ten public companies and has served on numerous audit, compensation, and governance committees.

Key Attributes, Experience and Skills

Mr. Logan's education and his over 40 years of investment banking/venture capital and financial management experience provide him with a comprehensive understanding of business and finance. Mr. Logan's expertise and experience have been relevant to his responsibilities of providing oversight and advice to the management of public companies, and are of particular benefit to his roles as Cimarex's Lead Director and as a member of Cimarex's Audit Committee.

Cimarex Energy Co.	9

ITEM 1: ELECTION OF DIRECTORS

MONROE W. ROBERTSON

Director Since 2005 | Age 69 | Independent
Committees of the Board:

▪

Audit (Chair)

▪

Nominating

Former Public Company Directorships:

(within the last five years):

▪

Earthstone Energy, Inc.
(formerly named Basic Earth
Science System)

Core Competencies: ▪ Corporate Governance ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Exploration and Development

Mr. Robertson retired from Key Production Company, Inc. ("Key") (one of two companies whose merger created Cimarex in 2002) after co-founding and serving for 10 years with Key. While with Key, he held the positions of President, Chief Operating Officer, Senior Vice President and Principal Financial Officer. Mr. Robertson has served in executive capacities with three other public energy companies: Apache Corporation, Gulf Oil Corporation and Terra Resources, Inc.

Mr. Robertson was a Director of Earthstone Energy, Inc. (formerly named Basic Earth Science System) from 2007 to 2014. During his service as a Director of Earthstone Energy, Inc., he was Chair of the Audit Committee and a member of the Compensation and Nominating Committee.

Key Attributes, Experience and Skills
Mr. Robertson has comprehensive knowledge of the financial and operational sides of the exploration and production business and experience as the Principal Financial Officer of Key, which is of considerable value in his service as Chairman of the Audit Committee.

10	2019 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Continuing Directors—Class III—Term Expires 2020

DAVID A. HENTSCHEL Director Since 2002 | Age 85 | Independent Committees of the Board: ▪ Compensation ▪ Nominating	Core Competencies: ▪ Corporate Governance ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Exploration and Development

Mr. Hentschel was Chairman and Chief Executive Officer of Occidental Oil and Gas Corporation, a subsidiary of Occidental Petroleum, from 1986 to 1993 and from 1997 until he retired in 1999. He also served as President and Chief Executive Officer of Canadian Occidental Petroleum, Ltd., now known as Nexen, from 1995 to 1997. He was in charge of the worldwide exploration and production operations for Cities Service and Occidental Oil and Gas Corporation for the last 20 years of his 40-year career.

Mr. Hentschel was a Director of Occidental Petroleum from 1987 to 1993 and of Occidental or Nexen from 1985 to 2009. During his service as a Director of Nexen, he was chair of the Audit Committee and a member of the Compensation Committee and various other committees. He was also a Director of the Bank of Oklahoma from 1984 to 1995.

Key Attributes, Experience and Skills

Mr. Hentschel brings considerable executive experience in the domestic and international oil and gas industry to the Board. Mr. Hentschel's extensive leadership background and his service on Nexen's audit and compensation committees provide strong skills and experience for his service on our Compensation and Governance Committee.

Cimarex Energy Co.	11

ITEM 1: ELECTION OF DIRECTORS

THOMAS E. JORDEN Director since 2011 | Age 61 Chairman, Chief Executive Officer and President, Cimarex Energy Co.

Core Competencies:

▪

Exploration and Development

▪

Environmental, Health and Safety

▪

Government and Regulatory

▪

Industry Background

▪

Investor Relations

▪

Public Company Executive Experience

▪

Risk Management

Mr. Jorden is the Chairman of the Board, Chief Executive Officer and President of Cimarex. He has served Cimarex in various capacities since September 2002. He was elected Chief Executive Officer in September 2011 after serving as Executive Vice President-Exploration from 2003 to 2011 and as Vice President-Exploration from 2002 to 2003. Mr. Jorden also serves on the Board of Trustees of the Colorado School of Mines and other private boards.

Key Attributes, Experience and Skills

Mr. Jorden brings to the Board over 35 years of experience in the oil and gas exploration and production industry and, as our Chief Executive Officer, a deep understanding of our business, operations and long-term strategic issues and goals. Mr. Jorden holds undergraduate and graduate degrees in geophysics. His service on the Board creates an important link between management and the Board.

12	2019 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

FLOYD R. PRICE Director Since 2012 | Age 70 | Independent Committees of the Board: ▪ Compensation (Chair) ▪ Nominating Current Public Company Directorships: ▪ Tamarack Valley Energy Ltd.	Core Competencies: ▪ Exploration and Development ▪ Financial Reporting Experience ▪ Executive Compensation ▪ Finance/Investment Banking ▪ Public Company Executive Experience ▪ Corporate Governance

Mr. Price held various positions with Apache Corporation from 1991 through 2009, including Executive Vice President and Corporate Exploration Officer; President, Apache Canada; President, Apache International; and Exploration Manager. Apache Corporation, with headquarters in Houston, Texas, is an oil and gas exploration and production company with domestic and international operations. Mr. Price has served as Chairman of the Board and as a member of the audit, reserves and compensation/governance committees of Tamarack Valley Energy Ltd. ("Tamarack"), Calgary, Alberta, Canada, a publicly held company traded on the Toronto Stock Exchange, since June 2010. Tamarack is involved in the identification, evaluation and operation of resource plays in the Western Canadian sedimentary basin. From June 2010 to January 2013, Mr. Price served as a Director and Chairman of the Board of Gastar Exploration, Inc. ("Gastar"), a publicly held company located in Houston, Texas. Mr. Price also served on the compensation and governance, audit and reserves committees of the Board at Gastar. Gastar is engaged in the exploration, development and production of natural gas, natural gas liquids, oil and condensate in the United States and is traded on the NYSE.

Key Attributes, Experience and Skills

Mr. Price has over 40 years of domestic and international experience in the exploration and production business. Mr. Price has held leadership positions with a large public oil and gas company. His experience during the past eight years serving as a Director of public and private companies also provides him with invaluable board skills and experience. Mr. Price brings extensive oil and gas exploration, operations, management and financial experience to Cimarex's Board and the Compensation and Governance Committee.

Cimarex Energy Co.	13

ITEM 1: ELECTION OF DIRECTORS

FRANCES M. VALLEJO Director Since 2017 | Age 53 | Independent Committees of the Board: ▪ Audit ▪ Nominating

Core Competencies:

▪

Exploration and Development

▪

Financial Reporting Experience

▪

Corporate Finance

▪

Mergers and Acquisitions

▪

Risk Management

▪

Corporate Governance

▪

Corporate Planning and Budgets

▪

Public Company Executive

Ms. Vallejo is a former executive officer of ConocoPhillips, the world's largest independent exploration and production company. Beginning in 1987, she held various positions with both ConocoPhillips and Phillips Petroleum Company, which merged with Conoco Inc. to form ConocoPhillips in August 2002. She served as Vice President Corporate Planning and Development from April 2015 until December 2016 and as Vice President and Treasurer from October 2008 until March 2015. Prior to October 2008, she served as General Manager – Corporate Planning and Budgets, Vice President Upstream Planning & Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. From 2010 until 2016, Ms. Vallejo served as a member of the Board of Trustees of Colorado School of Mines and she currently serves or has served on boards of other charitable associations.

Key Attributes, Experience and Skills

Ms. Vallejo's 30 years of experience in the oil and gas industry and extensive leadership roles in corporate planning, budgeting, and treasury are key attributes that make her well qualified to serve as a Cimarex Director and a member of the Audit Committee.

14	2019 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Continuing Directors – Class I – Term Expires 2021

JOSEPH R. ALBI Director since 2011 | Age 60 Executive Vice President – Operations, Chief Operating Officer, Cimarex Energy Co.	Core Competencies: ▪ Exploration and Development ▪ Environmental, Health and Safety ▪ Government and Regulatory ▪ Industry Background ▪ Public Company Executive Experience ▪ Risk Management

Mr. Albi was named Chief Operating Officer in September 2011. He has served Cimarex in various capacities since September 2002, including Executive Vice President – Operations from 2005 to 2011, Senior Vice President – Corporate Engineering from 2003 to 2005 and Vice President – Engineering from 2002 to 2003.

Key Attributes, Experience and Skills

Mr. Albi has over 35 years of experience in the oil and gas industry. His extensive understanding of the management of oil and gas production and drilling operations, business development, environmental and safety management and oil and gas marketing provide the Board with considerable insight about Cimarex's operations.

Cimarex Energy Co.	15

ITEM 1: ELECTION OF DIRECTORS

LISA A. STEWART Director Since 2015 | Age 61 | Independent Committees of the Board: ▪ Audit ▪ Nominating Former Public Company Directorships: (within the last five years): ▪ Talisman Energy, Inc.

Core Competencies:

▪

Exploration and Development

▪

Environmental, Health and Safety

▪

Financial Reporting Experience

▪

Executive Compensation

▪

Finance/Investment Banking

▪

Public Company Executive Experience

▪

Investor Relations

Ms. Stewart is Chairman, President, Chief Executive Officer, and Chief Investment Officer of Sheridan Production Partners, a privately-owned oil and gas operating company she founded in 2007. From 2009 until its acquisition in May 2015, Ms. Stewart served as a Director on the Board of Talisman Energy, Inc., a Canadian oil and gas exploration and production company traded publicly on the NYSE and the Toronto Stock Exchange. Prior to 2007, Ms. Stewart served as Executive Vice President of El Paso Corporation and President of El Paso E&P from 2004 to 2006. From 1984 to 2004, Ms. Stewart served Apache Corporation in various capacities, including most recently as Executive Vice President, with responsibility in the departments of its reservoir engineering, business development, land, environmental, health and safety ("EH&S"), and corporate purchasing.

Key Attributes, Experience and Skills

Ms. Stewart's over 35 years of experience in the oil and gas industry, including in reservoir engineering, business development, land and EH&S, and extensive leadership roles are key attributes that make her well qualified to serve as a Cimarex Director.

16	2019 Notice of Annual Meeting and Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

MICHAEL J. SULLIVAN Director Since 2002 | Age 79 | Independent Committees of the Board: ▪ Compensation ▪ Nominating	Core Competencies: ▪ Corporate Governance ▪ Governmental, Political or Diplomatic Expertise ▪ Legal Expertise ▪ Finance/Budgeting

In September 2015, Mr. Sullivan retired from the Arizona-based law firm Lewis Roca Rothgerber LLP where beginning in 2001 he served as senior attorney, partner or special counsel, and was the managing attorney of the firm's Casper, Wyoming office. Mr. Sullivan practiced law as a partner with Brown, Drew, Apostolos, Massey & Sullivan from 1964 to 1986 and from 1995 until 1998. He served as the Governor of Wyoming from 1987 to 1995 and as the U.S. Ambassador to Ireland from 1998 to 2001.

Mr. Sullivan retired as a Director and member of the compensation and governance committees of First Interstate BancSystem, located in Billings, Montana, in December 2016, and had been a Director and member of the compensation and governance and audit committees of Sletten Construction, Inc., located in Great Falls, Montana (a non-public company) until retiring from the Board in June 2015. From 2001 to 2009, he served as a Director and was a member of the audit, corporate social responsibility, and governance committees of Allied Irish Bank Group, located in Dublin, Ireland. From 2003 to 2011, he served as a Director of the Kerry Group Plc, a global food and food ingredients producer headquartered in Tralee, the county town of County Kerry, Ireland.

Key Attributes, Experience and Skills

Mr. Sullivan brings a wealth of experience and a diverse background to our Board. In addition to his Juris Doctor degree, he has an undergraduate degree in petroleum engineering, years of public service as the Governor of Wyoming and as the U.S. Ambassador to Ireland, and 40 years' experience practicing law in the areas of natural resources, mediation and business. As Governor, he was involved in the process of reviewing and administering Wyoming's budget. This experience is directly relevant to his service on the Cimarex Board and to his oversight of Cimarex's capital expenditure budget. Mr. Sullivan's education, legal experience, particularly in mediation and litigation, and his domestic and international service all provide a background that is beneficial in addressing the issues coming before the Cimarex Board.

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ITEM 1: ELECTION OF DIRECTORS

Summary of Director Core Competencies and Composition Highlights

The following chart summarizes the competencies that the Board considers valuable to effective oversight of the Company and illustrates how the current Board members individually and collectively represent these key competencies. The lack of an indicator for a particular item does not mean that the Director does not possess that qualification, skill or experience. While each Director is knowledgeable in these areas, the indicator represents a core competency that the Director brings to our Board.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We believe good corporate governance promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust. Cimarex's website (www.cimarex.com) includes materials that are helpful in understanding our corporate governance practices:

Corporate Governance Guidelines	Corporate Bylaws
Code of Business Conduct and Ethics	Stock Ownership Guidelines
Complaint and Reporting Procedures	Background and Experience of our Board of Directors
Committee Charters	Background and Experience of Executive Management
Proxy access

Corporate Governance Highlights

8 of 10 independent Directors	Disclosure Committee for financial reporting
Majority voting for Directors resignation policy	Board and Audit Committee risk oversight
Classified Board	Compensation risk assessment
Combined Chairman and CEO	Review of related party transactions
Independent Lead Director	Non-hedging and non-pledging policies
Diverse Board skills and experience	Clawback policy
Annual Board and committee self-evaluations	Management and Director stock ownership guidelines
Periodic consultant review of Board skills	No tax gross-ups
Annual equity grants to Directors	Proxy access
Annual Board education	Active shareholder engagement

Shareholder Engagement

Cimarex's relationships with its shareholders are an important part of our corporate governance profile, and we recognize the value of taking their views into account. Engagement with shareholders helps us understand the larger context and the impact of our operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape corporate and governance policies.

Consistent with our commitment to seek and respond to shareholder input on corporate governance topics, we have considered and discussed with investors a wide variety of matters, including:

▪
Our executive compensation program and disclosures, as a result of which we previously made changes in these areas;

▪
The "proxy access" shareholder proposal acted upon in 2015;

▪
A shareholder proposal concerning fugitive methane reporting that was made in December 2015 and subsequently withdrawn, as a result of which we added disclosures concerning methane emissions to our website; and

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CORPORATE GOVERNANCE
▪
Environmental, social and governance issues, including greenhouse gas emissions, employee and Board diversity, and shareholder protection measures.

In January 2018, as a result of additional engagement with shareholders during 2017, we enhanced our website disclosure concerning air quality, hydraulic fracturing, seismicity, spill prevention, water resource management, safety and health, community impact, and community support. In 2018, we added specific numeric threshold targets to assist the Compensation and Governance Committee in evaluating certain performance objectives for 2018 annual short term incentive awards. See "CD&A—Key 2018 Compensation Actions—Annual Cash Incentive Awards" below. We increased our shareholder engagement efforts in 2018 because of the lower number of votes cast in favor of the advisory vote on executive compensation from 97% at the 2017 annual meeting of shareholders to 93% at the 2018 annual meeting.

Director Qualifications and Recruitment

The Board is committed to recruiting and nominating directors for election who will collectively provide the Board with the necessary diversity of skills, backgrounds and experiences to meet Cimarex's ongoing needs and support oversight of our business strategy and priorities. In its assessment of each potential candidate, the Nominating Committee considers the nominee's judgment, integrity, experience, independence, understanding of Cimarex's business or related industries and such other factors that the Nominating Committee determines are pertinent in light of the needs of the Board. The Nominating Committee also considers the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities to Cimarex. Our Nominating Committee Charter specifically includes diversity of gender and ethnic background in the list of desirable attributes sought in our Board composition.

Although all current Directors have extensive oil and gas experience, either as company executives or attorneys, their experience is with companies with widely different operating strategies than those of Cimarex. This diversity and depth of experience benefits our Board in executing its duty of oversight and guidance.

▪
Shareholder Nominations of Director Candidates

Cimarex's Bylaws permit a group of up to 20 shareholders collectively beneficially owning more than 3% of Cimarex's outstanding shares for at least three consecutive years to nominate up to two candidates for inclusion in Cimarex's proxy materials by following the procedures set forth in the proxy access provisions in Article III, Section 2A of our Bylaws (the "Proxy Access Policy"). For more information on proxy access and other procedures to recommend candidates to Cimarex's Board of Directors, see "General Information—Director Nominations for the 2020 Annual Meeting of Shareholders."

Board of Directors and its Committees

Cimarex is governed by its Board of Directors, which is led by our Chairman of the Board and CEO, and its three committees. Cimarex also has a Lead Director, who is chosen annually by the Board from our independent Directors. The structure of the Board and the responsibilities of its committees are described in detail below.

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▪
Our Board

				Committee Memberships (Independent Directors Only)

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE	TERM EXPIRES	Audit	Compensation and Governance	Nominating

Hans Helmerich(Independent Director) Chairman and former Chief Executive Officer, Helmerich & Payne, Inc.	60	2002	2019		•	•

Harold R. Logan, Jr.(Independent Director) Independent Lead Director and Chair of Nominating Committee of Cimarex; Chairman, Suburban Propane Partners, L.P.	74	2009	2019	•		Chair

Monroe W. Robertson(Independent Director) Chair of Audit Committee of Cimarex; Retired, former President and Chief Operating Officer, Key Production Co.	69	2005	2019	Chair		•

Continuing Directors

Joseph R. Albi Executive Vice President—Operations, Chief Operating Officer, Cimarex Energy Co.	60	2011	2021

David A. Hentschel (Independent Director) Retired, former Chairman and Chief Executive Officer, Occidental Oil and Gas Corporation	85	2002	2020		•	•

Thomas E. Jorden Chairman, Chief Executive Officer and President, Cimarex Energy Co.	61	2011	2020

Floyd R. Price (Independent Director) Chair of Compensation and Governance Committee of Cimarex; Retired, former executive officer, Apache Corporation	70	2012	2020		Chair	•

Lisa A. Stewart (Independent Director) Chairman, President, Chief Executive Officer and Chief Investment Officer, Sheridan Production Partners	61	2015	2021	•		•

Michael J. Sullivan (Independent Director) Retired Senior Attorney, Lewis Roca Rothgerber LLP	79	2002	2021		•	•

Frances M. Vallejo (Independent Director) Retired, former Vice President, ConocoPhillips	53	2017	2020	•		•

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CORPORATE GOVERNANCE
▪
Board Leadership Structure

Chairman of the Board:Duties and Responsibilities

▪ Preside over Board meetings.	▪ Call special meetings of the Board.
▪ Approve agenda for Board meetings.	▪ Preside over shareholder meetings.
▪ Facilitate and participate in formal and informal communications with and among Directors.

Lead Director:Duties and Responsibilities

▪ Preside over all Board meetings at which the Chairman of the Board is not present.	▪ Act as Chairman of the Nominating Committee.
▪ Solicit agenda items from non-management Directors, review Board meeting agenda and materials, and provide input to the Chairman of the Board.	▪ Act as liaison between the Chairman and the Directors and facilitate communication among the full Board.
▪ Call meetings of non-management Directors and, as appropriate, set the agenda.	▪ Review shareholder communications directed to the Board and take appropriate action.
▪ Preside over all meetings of non-management Directors and over all executive sessions of non-management Directors.	▪ Retain outside advisors and consultants, who report directly to the Board on Board-wide issues.

The Board believes having a combined Chairman/CEO and an independent Lead Director, who have the duties described above, best serve the interests of our shareholders because this structure provides an appropriate balance between strategy development and independent oversight of management.

Thomas Jorden was elected Chief Executive Officer on September 30, 2011 and Chairman of the Board on August 14, 2012. He has served as an executive officer of Cimarex since its formation in 2002. He has considerable knowledge and experience gained through his executive positions with Cimarex and prior industry experience. This knowledge and experience allow him to focus the activities of the Board on matters most relevant to the success of Cimarex.

The Compensation and Governance Committee is comprised entirely of independent Directors. When the Board acts on the Compensation and Governance Committee's recommendation for compensation of the Chairman/CEO, it acts without the Chairman/CEO being present.

The substantial experience and background of our independent Directors ensure their active and knowledgeable involvement in Board matters. This involvement, and the presence and involvement of our Lead Director, provide the Board with a strong and independent point of view.

▪
Board Committees

The committees of the Board are comprised entirely of independent Directors. The primary responsibilities of the committees are described below. The committees are governed by Board-approved charters stating

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CORPORATE GOVERNANCE

the committees' responsibilities. A copy of the committees' charters are available on our website at www.cimarex.com.

Audit Committee	Primary Responsibilities:	Meetings in 2018: 8
▪ Appoints independent auditors;
Members: Monroe W. Robertson (Chair)	▪ Approves the nature and scope of services of independent auditors and reviews the range of fees for such services;
Harold R. Logan, Jr. Lisa A. Stewart	▪ Assists the Board in oversight and monitoring the performance of the internal audit function;
Frances M. Vallejo	▪ Reviews qualifications and independence of the auditors;

▪

Reviews and discusses with independent auditors (i) the auditors' responsibilities and management's responsibilities in the audit process, (ii) the overall audit strategy, (iii) the scope and timing of annual audit, and (iv) any significant risks identified during the independent auditors' risk assessment procedures;

▪ Assists the Board in monitoring the integrity of financial statements;
▪ Monitors compliance with legal and regulatory requirements;
▪ Reviews and reports to Board on corporate and financial risk processes;
▪ Monitors the process related to ongoing litigation matters; and

▪

With the Company's management and (if applicable) an independent petroleum engineering consulting firm, reviews the Company's annual process of estimating and reporting quantities of oil and gas reserves.

The Board of Directors has determined that each of the members of the Audit Committee is financially literate and independent as defined by the rules of the SEC and the NYSE. The Board also has determined that each of Mr. Logan, Mr. Robertson, Ms. Stewart and Ms. Vallejo is an "audit committee financial expert" as defined by the SEC's rules.

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CORPORATE GOVERNANCE

Compensation and	Primary Responsibilities(Compensation Functions):	Meetings in 2018: 8
Governance	▪ Recommends CEO and executive officer cash compensation for approval by the Board;
Committee	▪ Recommends Director compensation for approval by the Board;
Members: Floyd R. Price (Chair) Hans Helmerich	▪ Reviews and recommends to the Board that the Compensation Discussion and Analysis be included in our proxy statement;
David A. Hentschel	▪ Determines amount and terms of equity awards;
Michael J. Sullivan	▪ Reviews and approves long-term incentive plans;
▪ Reviews relationship of compensation to risk; and
▪ Approves the nature and scope of services of independent compensation consultants.
As part of its compensation functions, the Compensation and Governance Committee has increased its oversight of compensation of all employees, including its review of the Company's practices to ensure compensation is equitable.

Primary Responsibilities (Governance Functions):
▪ Develops and implements policies and processes regarding corporate governance matters;
▪ Develops plans for managerial succession; and
▪ Oversees annual Board and Committee evaluations.
As part of its governance functions, the Compensation and Governance Committee has increased its oversight of environmental, social and governance ("ESG") issues, including corporate sustainability and workplace fairness.

Compensation and Governance Committee Interlocks and Insider Participation. Hans Helmerich, a member of the Compensation and Governance Committee, was an executive officer of Cimarex from February 14, 2002 until September 30, 2002. Cimarex was formed on February 14, 2002 as a wholly owned subsidiary of Helmerich & Payne, Inc. ("H&P") for the purpose of facilitating a spinoff by H&P of its oil and gas

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CORPORATE GOVERNANCE

exploration and production business. Cimarex became a publicly traded company on September 30, 2002, at which time Mr. Helmerich resigned as an executive officer.

Nominating Committee	Primary Responsibilities(Compensation Functions):	Meetings in 2018: 4
▪ Determines desired Board skills and attributes;
Members: Harold R. Logan, Jr. (Chair) Hans Helmerich	▪ Recommends candidates to serve on the Board and to stand for election at annual meeting of shareholders or to fill a vacancy occurring between meetings;
David A. Hentschel Floyd R. Price	▪ Considers shareholder nominees for election to the Board; and
Monroe W. Robertson Lisa A. Stewart Michael J. Sullivan Frances M. Vallejo	▪ Recommends Board committee appointments.

Other Governance Matters

▪
Director Attendance

During 2018, the Board of Directors met eight times. The Board has three Committees: the Audit Committee, the Compensation and Governance Committee, and the Nominating Committee. During 2018, each Director attended greater than 75% of the meetings of the Board and the Board Committees on which he or she served. All Board members are expected to attend the Annual Meeting. All Directors attended our 2018 Annual Meeting.

▪
Executive Sessions

The independent Directors meet in executive session at each regularly scheduled Board meeting. The Lead Director presides over executive sessions. During 2018, four executive sessions were held, without the CEO or any member of management present, and all of the independent Directors attended each session. These sessions allow independent Directors to review the CEO's performance and compensation and to discuss issues of importance to Cimarex, including the business and affairs of Cimarex, as well as matters concerning management.

▪
Risk Oversight

The Board has overall responsibility for risk oversight. In carrying out its responsibility, the Board has requested that the Audit Committee discuss with management and report to the Board with respect to:

▪
Processes Cimarex follows to mitigate corporate risks;
▪
Guidelines and processes pertaining to financial risk assessment;
▪
Steps management takes to measure, monitor and control financial risk exposures; and
▪
Management's conclusion as to the effectiveness of the guidelines and processes utilized to mitigate such corporate and financial risks and exposures.

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CORPORATE GOVERNANCE

In addition, at each of the Board's four regularly scheduled meetings held during the year, management provides the Board with an overview of Cimarex's operations, financial results, risks and risk mitigation efforts, and other aspects of its business. Significant strategic considerations, such as material acquisitions or mergers are brought to the Board for deliberation and, as appropriate, decisions.

The Audit Committee, at its December 6, 2018 meeting, reviewed, discussed and, at the Board meeting that day, reported to the Board about corporate, operational and financial risks and Cimarex's processes for mitigation of these risks.

▪
Compensation Risk Oversight

In February 2019, the Compensation and Governance Committee performed a thorough review of the possible connection between compensation and excessive risk taking. The Compensation and Governance Committee's review covered Cimarex's compensation policies and practices covering executive and non-executive employees to determine whether the policies and practices encourage excessive risk taking by employees. The Committee's analysis included a review and discussion of the following:

▪
The metrics for determining incentive awards;
▪
Participants in the Company's compensation programs;
▪
How the Company determines compensation pools and individual awards;
▪
The maximum individual award potential (maximum individual incentive to take risk);
▪
The maximum possible cost if awards were paid at maximum levels (maximum cost exposure);
▪
The decision-making and approval process; and
▪
The systemic limitations on the ability of employees to take excessive risks in order to influence compensation.

The Compensation and Governance Committee determined that the risks from Cimarex's compensation policies and practices for Cimarex employees are not reasonably likely to have a material adverse effect on Cimarex.

▪
Director Independence and Related Person Transactions

Our Corporate Governance Guidelines require that a majority of our Directors be independent as defined by applicable laws, rules, regulations and listing standards. We comply with the criteria for independence established by the NYSE listing requirements and other governing laws and regulations.

Each year the Compensation and Governance Committee reviews the independence of our Directors and any related party transactions. On the basis of this review, the Committee delivers a report to the Board, and the Board makes independence determinations based on the Committee's report.

As a result of this review, the Board has determined that Hans Helmerich, David A. Hentschel, Harold R. Logan, Jr., Floyd R. Price, Monroe W. Robertson, Lisa A. Stewart, Michael J. Sullivan and Frances M. Vallejo, representing eight of our ten current Directors, are independent of Cimarex and its management. Thomas Jorden and Joseph Albi are not independent because of their employment as CEO and COO of Cimarex, respectively.

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CORPORATE GOVERNANCE

In making these determinations, the Board considered that, in the ordinary course of business, relationships and transactions may occur between Cimarex and entities with which some of our Directors are or have been affiliated. As a result of the Committee's review, certain relationships and transactions are not considered to be material transactions that would impair a Director's independence, including the following:

▪
The Director is an employee of another company that does business with Cimarex, and our annual sales to or purchases from the other company amount to less than 2% of the annual revenues of the other company and that such sales to or purchases from the other company are part of our ordinary course of business and conducted in the same manner as we obtain services from other companies that provide similar services; or
▪
The Director is a director (but not an employee) of another company that does business with Cimarex.

Hans Helmerich is the non-executive Chairman of the Board, and until March 5, 2014 was the CEO, of Helmerich & Payne, Inc. ("H&P"), a company with which Cimarex engages in ordinary course of business transactions. As non-executive Chairman, Mr. Helmerich currently is not an employee of H&P. During H&P's fiscal year ended September 30, 2017, Cimarex paid H&P $39.6 million for drilling services in arms' length transactions and as part of our ordinary course of business and in the same manner as we obtain services from other companies that provide similar services. The aggregate amount of the payment represented 2.20% of H&P's revenue during that period. The Compensation and Governance Committee reviewed these transactions and concluded: (i) the transactions are proper and not material when compared to both Cimarex's total drilling costs and H&P's total revenues; (ii) the transactions occurred in the ordinary course of business and at arms' length; (iii) the Board does not review or approve drilling service contracts or arrangements; (iv) Mr. Helmerich ceased being an employee of H&P in 2014; and (iv) Mr. Helmerich's relationship with H&P does not interfere with his independent judgment as a Director of Cimarex.

Ms. Stewart is Chairman, President, Chief Executive Officer and Chief Investment Officer of Sheridan Production Partners, a privately–owned oil and gas operating company she founded in 2007. During 2017 Cimarex paid certain affiliated companies of Sheridan oil and gas revenues of $208 thousand and received $89 thousand from certain affiliates of Sheridan for joint interest billings. Cimarex's payments to the affiliates of Sheridan represented 0.03% of Sheridan's consolidated revenues for 2017. In addition, Cimarex paid the Sheridan affiliates joint interest billings of $1 thousand, and Cimarex received $378 of oil and gas revenues. The Compensation and Governance Committee reviewed these transactions and concluded: (i) the transactions are proper and not material when compared to both Cimarex's total costs and Sheridan's revenues; (ii) the transactions occurred in the ordinary course of business and at arms' length; (iii) the Board does not review or approve oil and gas revenue payments or joint interest billings; and (iv) Ms. Stewart's relationship with Sheridan does not interfere with her independent judgment as a Director of Cimarex.

▪
Communications with Directors

Shareholders may communicate with our Board by mail directed to our Corporate Secretary or by facsimile (720) 403-9383. All communications will be forwarded to the Lead Director for the Lead Director's review. The Lead Director may take any action the Lead Director deems appropriate or necessary, including, without limitation, forwarding the information to the Board for consideration or, with the concurrence of the Board, retaining independent or outside counsel, accountants or other advisors to address the concern.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY OF COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

OVERVIEW

▪
2018 BUSINESS AND FINANCIAL PERFORMANCE

The relative stability in commodity prices in 2017 continued through most of 2018 until a steep decline in oil prices in the fourth quarter of 2018. The Compensation and Governance Committee continued to focus on strategic and tactical goals that preserve Cimarex's strong balance sheet, core properties and organization while improving health, safety and ebnvironment metrics. These goals and our performance are summarized below under "Section 2—Annual Cash Incentive Awards." It is through this macroeconomic lens that the Committee considered the following 2018 business and financial performance overview when making compensation decisions:

▪
Exploration and development expenditures increased 23% to $1,570.3 million compared to $1,281.1 million in 2017, while year-over-year average daily production increased 17% to 221.9 MBOE per day.
▪
Year-over-year production revenues increased 22% to $2.297 billion as revenues were positively affected by increased realized commodity prices as well as increased production, which resulted in net income of $791.9 million in 2018 compared to net income of $494.3 million in 2017.
▪
Cash flow provided by operating activities of $1.55 billion was 42% higher than 2017.
▪
Our Operations group excelled at optimizing our production and maximizing well profitability. As a result, our production expense per BOE declined 4% from $3.77 per BOE in 2017 to $3.62 per BOE in 2018, and declined 44% in 2018 compared to 2014.
▪
We sold non-core assets in Ward County, Texas for $544.5 in a transaction that closed on August 31, 2018.
▪
We entered into a merger agreement in November 2018 to acquire Resolute Energy Corporation, which has approximately 21,100 net leasehold acres adjacent to and near our Reeves County, Texas properties in the Permian Basin. The merger was completed on March 1, 2019.
▪
We incurred no additional debt in 2018 and had cash on hand of $800.1 million at year-end 2018.
▪
During 2018, our overall estimated proved reserves increased 6% after additions, positive and negative revisions, and production. We added 159 MMBOE of proved reserves through extensions and discoveries, including 120 MMBOE in the Permian Basin and 38 MMBOE in the Mid-Continent. In addition, we had net negative revisions of previous estimates of 23 MMBOE. Revisions were comprised of an increase of 21 MMBOE for net positive performance revisions, a decrease of 8 MMBOE related to higher operating expenses, an increase of 2.7 MMBOE for positive revisions due to higher commodity prices, and a decrease of 39 MMBOE for the removal of proved undeveloped reserves, the development of which likely will be delayed beyond five years from our initial disclosure.
▪
Despite our production growth and strong net income in 2018, our stock price decreased 49% from $122.01 at year-end 2017 to $61.65 at year-end 2018. The decrease in our stock price led to a lower value for NEOs vested long-term equity awards in 2018 compared to the grant date fair value of those awards in 2015 and lower grant date fair values for long-term equity awards made in 2018, demonstrating the alignment of interests of our NEOs and shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS
▪
HIGHLIGHTS OF EXECUTIVE COMPENSATION PROGRAM POLICIES AND PRACTICES

What We do	What We Don't Do
Link majority of compensation to performance	No hedging or pledging of Company securities by officers or Directors
Pay long term incentive awards solely in shares of common stock	No tax gross-up payments upon change in control
Double-trigger change in control severance benefits	No excessive perquisites
Maintain stock ownership guidelines
Retain an independent compensation consultant
Hold annual say-on-pay advisory vote for stockholders
Maintain a clawback policy
▪
2018 EXECUTIVE COMPENSATION

Name	2018 Salary (1)	Year End 2018 Base Salary	2018 Annual Cash Incentive Award (1)	2018 Long-Term Incentive Grant Date Fair Value (1)	Total Compensation (1)(2)	% of Total Compensation at Risk (3)

Thomas E. Jorden, CEO	$ 976,789	$ 990,000	$ 1,740,000	$ 6,900,000	$ 9,727,480	90%

G. Mark Burford, CFO	$ 468,394	$ 475,000	$ 700,000	$ 2,750,000	$ 4,007,577	86%

Joseph R. Albi, COO	$ 620,241	$ 628,300	$ 875,000	$ 3,000,000	$ 4,578,876	85%

Stephen P. Bell, EVP	$ 513,478	$ 520,150	$ 725,000	$ 2,900,000	$ 4,220,468	86%

John A. Lambuth, SVP	$ 517,514	$ 525,000	$ 775,000	$ 3,000,000	$ 4,364,300	87%

(1)
From Summary Compensation Table.
(2)
Includes All Other Compensation from Summary Compensation Table.
(3)
Compensation at risk is based on the sum of 2018 Annual Cash Incentive Award and 2018 Long-Term Incentive Grant Date Fair Value compared to the Total Compensation from the Summary Compensation Table.

ELEMENTS AND MIX OF EXECUTIVE COMPENSATION

▪
Principal Elements of Executive Compensation

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COMPENSATION DISCUSSION AND ANALYSIS

We principally use three elements to carry out the design of our executive compensation program, collectively referred to as "Total Direct Compensation":

Element		Purpose

Base salary	➜	Retain current executive team and, when appropriate, attract new executives.

Annual cash incentive award	➜	Reward executives for short-term financial and operational results.

Annual long-term equity award	➜	Focus executive efforts on activities and short-term results that lead to long-term shareholder value. Half of the grant date fair value of 2018 long-term equity awards was made in the form of shares of restricted stock that vest based on continued employment and the passage of time, which promotes retention. The other half of the grant date fair value of the 2018 long-term equity awards was made in the form of performance shares that vest based on performance measures tied to relative stock price performance, which promotes the long-term interests of our shareholders and aligns executives' interests with shareholders' interests.

▪
Mix of Executive Compensation

Cimarex's executive compensation program directly links a substantial portion of executive compensation to Cimarex's performance through annual and long-term incentives. The diagrams below show the mix of the pay elements for the CEO and other NEOs for fiscal 2018. These diagrams are based on the Summary Compensation Table and highlight the substantial portion of the at risk compensation that only is realized if certain performance criteria are met. Of the CEO's total disclosed 2018 compensation, 90% is at risk and is linked to Cimarex's future performance. The at-risk compensation consists of 18% annual cash incentive compensation based on 2018 performance and 72% long-term equity incentive compensation that is both service- and performance-based. The 2018 average compensation mix for the other NEOs was 87% at-risk compensation consisting of 18% annual cash incentive compensation based on 2018 performance and 70% long-term equity incentive compensation that is both service- and performance-based.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 TOTAL COMPENSATION MIX

Chief Executive Officer	Other Named Executive Officers

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes Cimarex's executive compensation program for 2018. We use this program to retain, motivate and attract (when appropriate) the executives who lead our business. This CD&A explains how the Compensation and Governance Committee (the "Committee") of the Board of Directors made 2018 compensation decisions for our executives, including the following NEOs:

Named Executive Officer	Position

Thomas E. Jorden	Chairman of the Board, CEO and President (Principal Executive Officer)

G. Mark Burford	Senior Vice President and CFO (Principal Financial Officer)

Joseph R. Albi	Executive Vice President—Operations, COO

Stephen P. Bell	Executive Vice President—Business Development

John A. Lambuth	Senior Vice President—Exploration

This CD&A is divided into three sections:

➢	Section 1	discusses our compensation framework, principal elements of executive compensation, and competitive positioning;
➢	Section 2	discusses 2018 and early 2019 actions related to 2018 executive compensation; and
➢	Section 3
discusses the role of the Committee's independent compensation consultant and management in compensation decisions, post-employment compensation, retirement benefits, perquisites and other compensation related issues.

SECTION 1

▪
Our Compensation Framework

Objectives

Our principal business objective is to profitably grow our proved oil and gas reserves and production for the long-term benefit of shareholders while seeking to minimize our impact on the communities in which we operate for the long-term. The primary strategy we use to achieve this objective is to reinvest our cash flow from operations at a competitive rate of return while implementing best practices concerning safety and the environment. Our executive compensation program is designed to retain, motivate and attract, when appropriate, the experienced professionals necessary to carry out this strategy.

Throughout the Company, we focus on attracting high quality personnel who have strong technical competence, are not afraid to contribute new ideas, and work well in a team environment. The Company periodically undertakes a study of compensation across all areas and disciplines within Cimarex. The data confirmed no compensation bias at Cimarex, and every employee is paid equitably for their position regardless of gender, ethnicity or age. This study will be reviewed periodically to ensure these results remain consistent.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee also engaged our independent compensation consultant, Longnecker & Associates ("Longnecker"), to analyze the actual delivery of compensation versus the performance of the Company as compared to the Compensation Peer Group (see below, "—2018 Compensation Peer Group," for a list of these companies). Longnecker concluded that Cimarex had one of the highest correlations of realized pay to performance out of all the Compensation Peer Group companies.

Design

We design our executive compensation program to:

▪
Align performance incentives with the long-term interests of our shareholders.

We align the long-term interests of our executives with the long-term interests of our shareholders by paying a substantial portion of each executive's total direct compensation in the form of performance-based equity awards. Half the grant date fair value of 2018 long-term equity awards to NEOs was in the form of performance shares with vesting dependent upon relative stock price performance, meaning the more our shareholders benefit through shareholder returns compared to a defined stock performance peer group, the more our executives benefit through increased vesting of performance-based equity awards. Also, our Executive Stock Ownership Guidelines encourage executives to have a meaningful ownership stake in Cimarex, further aligning the interests of our shareholders and our executives.

▪
Provide competitive total direct compensation opportunities that retain, motivate and attract, when needed, executive talent.

We compensate our executives at levels that are competitive with equivalent positions at companies with which we may compete for talent as represented by our Compensation Peer Group (See "2018 Compensation Peer Group" below). In general, when we review base salaries, annual incentive awards, long-term equity awards and total direct compensation, we reference the 50th and 75th percentiles of the Compensation Peer Group. Actual compensation earned by an executive may be outside this range based on the Company's performance, the individual's achievements, and industry competition for talented executives. Half the grant date fair value of 2018 long-term equity awards was in the form of shares of restricted stock that vest based on continued employment and the passage of time, which promotes retention of executives.

▪
Link compensation earned to achievement of short-term and long-term financial and operational objectives.

We provide the opportunity for an annual incentive cash award that is designed to reward executive efforts for achieving Company financial and operational objectives. The portion of our long-term equity incentive awards that vest based on performance measures tied to relative stock price performance are designed to encourage above average stock price performance, which aligns executives' interests with shareholders' interests.

▪
Competitive Positioning

In support of our compensation objectives and in order to determine an appropriate total value and mix of pay for executives, we reference the 50th and 75th percentiles of the Compensation Peer Group. The

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COMPENSATION DISCUSSION AND ANALYSIS

50th and 75th percentiles are reference points only; we do not automatically compensate each executive at these levels. Several variables, including individual and division performance, time employed in the position, annual Company performance and one- and three-year relative stock price performance influence the actual executive compensation decisions. We look at our individual NEO and total NEO Total Direct Compensation compared to individual NEO and total NEO Total Direct Compensation of companies in our Compensation Peer Group. Because not all of our NEO positions are directly comparable to NEO positions of companies in our Compensation Peer Group, we believe that reviewing the aggregate Total Direct Compensation of all NEOs provides an appropriate reference for comparative purposes and allows us to compare our total cost of management for all NEOs to our peers' total cost of management.

▪
2018 Compensation Peer Group

The Compensation Peer Group is comprised of companies in the oil and gas industry with market capitalizations, revenues and operating areas similar to ours and with whom we compete for executive and other employee talent. The Committee annually reviews companies in the Compensation Peer Group and modifies the group as appropriate.

In May 2018, the Committee approved the 2018 Compensation Peer Group, which at the time of selection included companies that were comparable to Cimarex. The May 1, 2018 market capitalization of these companies ranged from $3.4 billion to $24.5 billion, and the trailing 12 months' revenue, based on the latest periodic report filed by these companies with the SEC, ranged from $430 million to $6.4 billion. For the comparable date and period, Cimarex's market capitalization was $9.5 billion and its revenue was $1.9 billion. Longnecker recommended removing two companies that were in the 2017 Compensation Peer Group due to their market capitalizations and revenues compared to the other companies. Those companies were Pioneer Natural Resources Company, which had a market capitalization of $34.5 billion and trailing 12 month revenues of $5.5 billion, and Southwestern Energy Company, which had a market capitalization of $2.1 billion and trailing 12 month revenues of $3.2 billion. Longnecker also recommended adding two new companies, Centennial Resource Development, Inc. ("Centennial") and Parsley Energy, Inc. ("Parsley") based primarily on their market capitalizations and focus of operations in the Permian Basin. Centennial had a market capitalization of $4.9 billion and Parsley had a market capitalization of $8.0 billion at May 1, 2018. Longnecker also noted the location of Centennial's headquarters in Denver and competition for talent with Cimarex also was a factor in Longnecker's recommendation. The Committee approved these recommendations, resulting in the following 2018 Compensation Peer Group:

Compensation Peer Company	Stock Ticker	Compensation Peer Company	Stock Ticker
Antero Resources Corporation	AR	Energen Corporation	EGN
Apache Corporation	APA	Newfield Exploration Company	NFX
Cabot Oil & Gas Corporation	COG	Noble Energy, Inc.	NBL
Centennial Resource Development, Inc.	CDEV	Parsley Energy, Inc.	PE
Concho Resources Inc.	CXO	Range Resources Corporation	RRC
Continental Resources, Inc.	CLR	WPX Energy, Inc.	WPX
Diamondback Energy, Inc.	FANG

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▪
2018 Stock Performance Peer Group

Under our long-term equity incentive award program, we grant performance-based awards of restricted stock to our NEOs. For grants made in December 2018, the performance measure used to determine the number of shares to be delivered upon vesting is Cimarex's relative stock price performance at the end of the three-year period preceding the December 1, 2021 vesting date when compared to companies in the S&P 500 Exploration and Production Index (the "Stock Performance Peer Group"). The Stock Performance Peer Group members are companies with which we compete for investors and investment capital. The Committee believes that using an index of companies selected by an independent group such as Standard and Poor's provides less ability for management to attempt to manipulate relative performance. The following are the companies that comprised the Stock Performance Peer Group on December 6, 2018:

Stock Performance Peer Company	Stock Ticker	Stock Performance Peer Company	Stock Ticker
Anadarko Petroleum Corporation	APC	EQT Corporation	EQT
Apache Corporation	APA	Hess Corporation	HES
Cabot Oil & Gas Corporation	COG	Marathon Oil Corporation	MRO
Cimarex Energy Co.	XEC	Newfield Exploration Company	NFX
Concho Resources Inc.	CXO	Noble Energy Inc.	NBL
ConocoPhillips	COP	Occidental Petroleum Corporation	OXY
Devon Energy Corporation	DVN	Pioneer Natural Resources Company	PXD
EOG Resources Inc.	EOG

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COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2

▪
Summary of 2018 and Early 2019 Compensation Decisions

COMPENSATION ELEMENT	ACTION	RATIONALE
▪ BASE SALARY	Increased CEO's base salary from $960,000 to $990,000.	Mr. Jorden's leadership in maintaining the Company's strong financial position through a reduced commodity price environment and his base salary compared to other Compensation Peer Group CEOs.
	Increased CFO base salary from $460,000 to $475,000.	Ensuring internal equity with base salaries of other NEOs (other than the CEO) and external competitiveness compared to the Compensation Peer Group.
	Increased remaining NEOs' base salaries by 3.0-3.35%	These increases were based on maintaining alignment of the other NEOs with the Compensation Peer Group, and Company performance.

▪ ANNUAL SHORT-TERM INCENTIVE PLAN	Authorized annual cash short-term awards to the CEO of 141% of his target award, or 176% of year-end base salary and between 139% to 148% of year-end base salary, to the other NEOs. The CEO has an award target of 125% of year-end base salary and all other NEOs have an award target of 100% of year-end salary.	Annual cash awards were based on the achievement of financial and strategic objectives described below in "Annual Cash Incentive Awards" and on recommendations from the Committee's independent compensation consultant. See "Key 2018 Compensation Actions—Annual Cash Incentive Awards" below.

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COMPENSATION ELEMENT	ACTION	RATIONALE
▪ LONG-TERM EQUITY INCENTIVES	Authorized long-term equity awards to NEOs (including the CEO) with an aggregate grant date fair value of $18,550,000. Half of the grant date fair value of the 2018 long-term equity awards was made in the form of shares of restricted stock that vest based on continued employment through December 1, 2021. The other half of the grant date fair value of the 2018 long-term equity award was made in the form of performance shares that may vest on December 1, 2021 in an amount between zero and 200% of the initial performance shares awarded, with 200% being earned if Cimarex's relative stock price is in the top two of the 15 companies in the Stock Performance Peer Group during the three-year performance period ending on December 1, 2021. The vesting percentages are reduced if Cimarex's relative stock performance is not in the top three companies and if Cimarex's stock price is lower on December 1, 2021 than on December 1, 2018.	Given Cimarex's reduced emphasis on cash and other forms of compensation that are not "at risk" and the factors discussed below in this paragraph, the range for 2018 long-term equity awards recommended by the compensation consultant represented a total value between the 50th and 60th percentiles when compared to 2018 awards made by peer companies based on the consultant's review of public filings and knowledge of other companies for which the consultant provides services to compensation committees and market survey data. The Committee considered Cimarex's total shareholder return ("TSR") for the past one and three years, the competitive market pressures and Cimarex's relative share price performance versus peers, and the limited upside in the performance award design used in prior years, the compensation consultant's recommended individual and total pool of grant date fair value and the CEO's recommendations for NEOs other than the CEO based on their individual contribution, and determined to make aggregate awards within the range recommended by its consultant. Its consultant concurred with the Committee's final determination.

See "Key 2018 Compensation Actions" below for more detail.

▪
Response to 2018 Say-on-Pay Vote and Shareholder Engagement

At the 2018 Annual Meeting of Shareholders, 93% of the votes cast were in favor of the advisory vote to approve executive compensation. In addition to the advisory vote, as part of our regular shareholder engagement, we consider and discuss with shareholders a number of matters throughout the year, including executive compensation and ESG issues. The Committee considers any feedback and routinely reviews executive compensation practices and ESG issues.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee considered the results of the advisory vote and the discussions with shareholders. Based on these results and discussions, the Committee believes our shareholders' generally support the Committee's compensation decisions in 2017 and early 2018 and shareholders' are satisfied with Cimarex's executive compensation programs. Consistent with this support, the Committee retained the core design of our executive compensation programs for the remainder of 2018 while adding specific numeric threshold targets to assist in evaluating certain performance objectives for 2018 annual short term incentive awards. See "Key 2018 Compensation Actions—Annual Cash Incentive Awards" below.

▪
Key 2018 Compensation Actions

The following discusses the Committee's key 2018 compensation decisions, which are reflected in the 2018 Summary Compensation Table below. These decisions were made with the advice and concurrence of Longnecker. (See "CD&A—Section 3" for additional discussion regarding the role of the consultant.)

CEO Compensation

▪ Mr. Jorden's base salary was increased by 3.13% for the reasons described below.

▪

Mr. Jorden's 2018 annual cash incentive award was $1,740,000, or 141% of his target award or 176% of his year-end base salary. His target annual cash incentive award is 125% of his year-end base salary and his maximum award is 250%.

▪ Mr. Jorden's annual long-term incentive equity award value at the date of grant (December 6, 2018) was $6,900,000.

These decisions were reviewed in detail by the Committee and its independent consultant. The Committee considered several factors, including input from its independent consultant, compensation data from peer companies and Cimarex's performance. In 2018, approximately 90% of Mr. Jorden's compensation as disclosed in the Summary Compensation Table was at risk. The value of Mr. Jorden's long-term equity incentive awards that vested was $3.8 million, compared to the grant date fair value of those awards when granted in 2015 of $6.4 million, demonstrating the alignment of Mr. Jorden's interests with shareholders' interests.

Other NEO Compensation

The Committee also made compensation decisions for the other NEOs comprised of base salary adjustments made in May 2018, annual cash incentive awards for 2018 made in February 2019, and long-term equity awards made in December 2018. These adjustments were based upon the recommendations of the CEO, evaluation by the Committee, the advice and recommendations of Longnecker, salary data from peer and broader market surveys, internal pay relationships based on relative

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COMPENSATION DISCUSSION AND ANALYSIS

duties and responsibilities, the executive's impact on Cimarex's results, and for retention purposes. Based upon these considerations, the Committee made the following 2018 NEO compensation decisions:

Name	2018 Salary (1)	Year End 2018 Base Salary	2018 Annual Cash Incentive Award (1)	2018 Long-Term Incentive Grant Date Fair Value (1)	Total Compensation (1)(2)	% of Total Compensation at Risk (3)

G. Mark Burford, CFO	$ 468,394	$ 475,000	$ 700,000	$ 2,750,000	$ 4,007,577	86%

Joseph R. Albi, COO	$ 620,241	$ 628,300	$ 875,000	$ 3,000,000	$ 4,578,876	85%

Stephen P. Bell, EVP	$ 513,478	$ 520,150	$ 725,000	$ 2,900,000	$ 4,220,468	86%

John A. Lambuth, SVP	$ 517,514	$ 525,000	$ 775,000	$ 3,000,000	$ 4,364,300	87%

(1)
From Summary Compensation Table.
(2)
Includes All Other Compensation from Summary Compensation Table.
(3)
Compensation at risk is based on the sum of 2018 Annual Cash Incentive Award and 2018 Long-Term Incentive Grant Date Fair Value compared to the Total Compensation from the Summary Compensation Table.

Base Salary Determination

We provide competitive base salaries to retain and attract, when appropriate, talented executives and to provide a fixed base of cash compensation. We compare each Cimarex NEO's base salary with the base salary paid for a similar executive position by companies in our Compensation Peer Group. See "Competitive Positioning" above in this CD&A for a list of the companies in the Compensation Peer Group. The Committee then may adjust base salaries based on a number of factors, including job responsibilities, management experience, individual contributions, number of years in position and current salary.

In May 2018, the Committee's independent compensation consultant reviewed the NEOs' base salaries compared to Compensation Peer Group data and broader market data and initially recommended a 3% increase in executive salaries for each NEO to remain competitive with the Compensation Peer Group. The compensation consultant noted that each NEO's salary was at or slightly above the 50th percentile of the Compensation Peer Group except for the Chief Financial Officer, who was below the 50th percentile. The compensation consultant noted that competitive market salary adjustments were projected to be in the range of 3% to 4% increases. With respect to the Chief Financial Officer, the consultant recommended that the Committee review the overall market alignment of the executive group to ensure internal equity and external competitiveness are appropriate. Because the CFO has previously aligned below the median and was approaching three years of tenure in his position, the consultant recommended an increase greater than 3%.

Mr. Jorden, our CEO, provided the Committee with recommendations for NEOs other than himself.

Mr. Jorden's recommendations were based on maintaining competitive alignment of the NEOs with the Compensation Peer Group and Company relative TSR performance being in the 21st percentile of the Compensation Peer Group companies for the previous one-year period and the 49th percentile among those companies for the previous three-year period. The Committee considered the recommendations of both the Committee's consultant and Mr. Jorden for NEOs other than Mr. Jorden. With respect to Mr. Jorden's salary, in discussions in executive session with the compensation consultant and without Mr. Jorden present, the Committee considered Mr. Jorden's leadership of Cimarex through a reduced commodity price environment, including Cimarex's relative TSR performance compared to the Compensation Peer Group for the past one year and the past three years, and his salary being compared to the Compensation Peer Group's CEO salaries. The Committee also reviewed the total salaries and recommended salaries of all the NEOs compared to the total salaries of the NEOs of the Compensation Peer Group. The compensation consultant

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COMPENSATION DISCUSSION AND ANALYSIS

indicated its concurrence with the Committee's recommendations based on these reasons and the compensation consultant's experience with, and knowledge of, compensation decisions of other oil and gas exploration and production companies. The Committee recommended, and the Board approved, the following base salaries effective June 1, 2018:

Name	Title	5/31/2018 Base Salary	6/1/2018 Base Salary	Percent Increase

Thomas E. Jorden	Chairman of the Board, CEO and President	$ 960,000	$ 990,000	3.13%

G. Mark Burford	Senior Vice President and CFO	$ 460,000	$ 475,000	3.26%

Joseph R. Albi	Executive Vice President—Operations, COO	$ 610,000	$ 628,300	3.00%

Stephen P. Bell	Executive Vice President—Business Development	$ 505,000	$ 520,150	3.00%

John A. Lambuth	Senior Vice President—Exploration	$ 508,000	$ 525,000	3.35%

Annual Cash Incentive Awards

In February 2019, the Committee met to determine NEO (including the CEO) annual cash incentive awards for 2018 performance. The individual target for the CEO is 125% of the CEO's base salary and for each other NEO is 100% of that NEO's base salary. There is no minimum award, and an individual's maximum award is 250% of base salary for the CEO and 200% of each other NEO's base salary.

In February 2018, the Compensation and Governance Committee adopted 2018 strategic and tactical goals and objectives to be measured in 2019. In March 2018, the Committee discussed and approved adopting numeric threshold targets to assist in evaluating certain of these performance objectives. At the time the Committee approved these goals, commodity prices had recently increased but were still very volatile, with oil in the range of $60 to $65 per barrel, and the Committee continued its focus from 2017 on goals that preserve Cimarex's strong balance sheet, core properties and organization during a difficult period for the oil and gas industry. During third quarter of 2018, oil prices dropped precipitously from approximately $75 per barrel to approximately $45 per barrel. The table below explains the level of achievement of the 2018 strategic and tactical goals and objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 STRATEGIC GOALS AND OBJECTIVES

	▪ Overall Conclusion.	➜	Exceeded Expectations. The Cimarex executive team exceeded the goals as defined by the Compensation and Governance Committee for 2018. Highlights include a return on invested capital that exceeded target, balance sheet management and per share growth that exceeded target, quarterly and full year production results that exceeded target, ongoing success in water sourcing and recycling, and success in the acquisitions and divestitures ("A&D") arena that significantly exceeded our goal. The A&D success included the successful disposition of non-core Ward County, Texas assets and the acquisition of Resolute Energy. Our application of technology and innovations exceeded expectations and helped us to achieve excellent results.

	▪ Achieve good return on invested capital.	➜	Exceeded Expectations. For 2018, we exceeded the Committee's threshold for fully burdened after tax return on invested capital based on internal measurements that consider only discounted future cash flows from proved developed reserves and are fully burdened with land, seismic, personnel costs, and all other non-drilling costs attributed to our exploration program. The fully burdened after tax return on invested capital was substantially higher in our Permian Basin region. Our returns reflected our ability to continue to control costs and innovate our operations throughout the year. Because we calculate fully burdened returns differently than other companies, we do not publish the actual returns.

	▪ Manage the balance sheet.	➜	Exceeded Expectations. In March 2018, the Committee approved threshold targets of 6% increases for each of production growth per debt adjusted share and reserve growth per debt adjusted share. In 2018, we continued to preserve the strength of our balance sheet and significantly exceeded the production growth target by increasing production on a debt adjusted* per share basis by 19% and exceeded the reserves growth target by increasing reserves on a debt adjusted* per share basis by 8%. We incurred no additional debt and had cash on hand of $800 million at year-end 2018.

	▪ Continue focus on staffing and succession planning at all levels.	➜	Achieved Expectations. Cimarex successfully continued our focus on succession planning in 2018. We continued to identify potential future managers and leaders in our organization and provided them with additional training and career development opportunities in different areas within the Company. We reported these actions and the individuals' progress to the Board of Directors. During 2018, we also initiated a formalized process for our supervisors to work with all of their subordinates in order to discuss career goals, job flexibility, training needs, and elements of success and frustration in their current roles. Our intent is for these conversations to provide current snapshots on our ability to provide career progression and development.

	▪ Continue focus on and improve health, safety and the environment metrics.	➜	Achieved Expectations. We successfully continued our organization's cultural commitment to health, safety and the environment ("HS&E"). We have developed an operational practice of transparency around HS&E. We encourage reporting of all incidents involving our employees and contractors (including near misses) and the use of Stop Work Authority, and we have used examples of incidents reported as a vehicle to educate our employees and contractors and to improve our HS&E practices. In 2018, our HS&E group had a great year in Safety Training, Contractor Management, Air Quality Inspections, and Air Permitting. They continued to nurture a safety culture that encourages best practices, stop work authority, and transparency. Furthermore, the HS&E group continued to establish credible, professional relationships with state and federal regulatory agencies.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 TACTICAL GOALS AND OBJECTIVES:

	▪ Meet or exceed quarterly and annual production guidance targets.	➜	Exceeded Expectations. We met or exceeded our production guidance during all four of the quarters during 2018. We achieved a 17% growth in total daily production and our daily oil volumes grew 18%. This was the result of considerable effort in planning, tracking and coordination.

▪

Develop a comprehensive and data-driven model to examine the impact on the present value of the Company's properties based on different drilling and completion spending scenarios, including spending within cash flow and outspending cash flow.

		➜	Achieved Expectations. We have historically used an annual lookback analysis to compare our expected drilling economics upon which drilling decisions were based to our actual results. We believe our annual lookback sets Cimarex apart from our peers in our understanding of the elements that affect value creation over time by allowing us to understand the items that contribute to value creation and value destruction, including commodity prices, reserve and production forecasts, operating costs, and unplanned capital expenditures. It was our intent to use the lookback as a way to objectively consider changing investor sentiments, which in 2018 generally sought for E&P companies to reduce capital expenditures, generate free cash flow, and return excess cash to shareholders in the form of share buybacks or dividends. We believe our response, which has been to reduce capital expenditures and operate within cash flow, is the right response to current and anticipated future market conditions.
	▪ Develop long-term approach to accounting and managing midstream expenditures to include evaluating and exploring midstream partner relationships.	➜	Exceeded Expectations. In 2018, we began including all drilling related midstream expenditures, which comprise the overwhelming majority, into our internal rate of return calculations. This is a conservative approach because it accounts for midstream expenditures in the year they occur instead of amortizing them over decades of use. The result has been a healthy internal debate regarding the necessity and timing of midstream expenditures. It has introduced a tension into our system that has resulted in a moderation of midstream expenditures. It also allows for better capital allocation between projects that utilize Cimarex midstream and those that utilize third party midstream providers. Without fully accounting for midstream expenditures in our internal analyses, the true project rate of return on a project may be exaggerated and skewed decision making.

	▪ Continue to develop and advance field automation and water solutions for (water sourcing and produced water recycling and disposal).	➜	Exceeded Expectations. In 2018, Cimarex continued our initiative to automate field operations, including the automation of our saltwater disposal systems. We made significant progress in the use of recycled water. In particular, our "on demand" produced water system in Culberson County, Texas is now heavily used a source for water in completion operations. The system is highly engineered, environmentally friendly, and has led to significant savings in our water sourcing costs.
	▪ Be opportunistic in acquisition and development arena.	➜	Significantly Exceeded Expectations. In 2018, we formed our Asset Evaluation Team to rapidly evaluate properties and companies for acquisition and our own properties for possible sale. The team completed several significant asset evaluations. Most notably, the team's speedy and detailed evaluation of Resolute Energy allowed Cimarex to negotiate a favorable deal to acquire this company with properties adjacent to and nearby our Reeves County, Texas acreage in the Permian Basin. We also entered into a successful sale of non-core assets in Ward County, Texas in the Permian Basin, which provided a portion of the cash consideration available for the Resolute acquisition.

	▪ Continue to push Cimarex on the technology front. Be curious. Be leading edge.	➜	Achieved Expectations. In 2018, we created and filled the position of Vice President—Technology and Innovation to oversee and expand our use of technology to support our business. This move was designed to be disruptive and we continue with our efforts to leverage technology to enhance our exploration and development expertise. We made great advances in 2018 in understanding the economics of optimum well spacing. This involved a blend of our technical curiosity and investment discipline. We developed a set of advanced analytic tools using multi-phase flow analysis that we have incorporated company-wide. Our Exploitation Team made advances in life-of-well lift analysis, downhole pressure prediction, and analysis of large data volumes that we receive from our automated facilities.

* The Company uses debt adjusted production growth and reserve numbers to demonstrate the Company's ability to increase production and reserves without a commensurate increase in debt. The use of debt adjusted measures mitigates the risk that management could increase reserves and production by increasing drilling and exploration budgets using debt imprudently. These measures are not prescribed by Generally Accepted Accounting Principles ("GAAP"). We calculate debt-adjusted shares by adding to the actual shares of common stock outstanding the theoretical number of shares that would be required to retire our year-end debt, net of cash on hand. The theoretical number of shares is calculated by dividing our net debt at year-end by the trailing 12-month average stock price at year-end.

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The Committee's independent compensation consultant recommended a pool for cash incentive awards for all NEOs totaling between $4.4 million and $4.7 million, or between 130% and 140% of the NEOs' year-end 2018 salaries, based on the consultant's review of the Company's achievement of the 2018 strategic and tactical goals, the consultant's analysis of the projected annual incentive awards of the Compensation Peer Group to be generally at target levels or slightly above target level for 2018 performance, the consultant's evaluation of the Company's performance of its 2018 strategic and tactical goals compared to the Compensation Peer Group's percentile rankings, and the consultant's review of actions by other oil and gas exploration and production companies related to annual incentive awards due to commodity price and stock price trends. Based principally on the achievement of the 2018 strategic and tactical goals and objectives, the improvement in and stabilizing of commodity prices, and expected improvement in the Company's cash flow, the CEO recommended cash incentive awards for the other NEOs of between 139% and 152% of their year-end 2018 salaries, which were slightly lower than the recommendations of the Committee's independent compensation consultant. The Committee's independent consultant concurred that the CEO's recommendations were reasonable. After considering all of these factors and consulting with Longnecker, the Committee accepted the CEO's recommendations, and the Board approved the Committee's recommendations.

The Committee, with its independent consultant and without management present, deliberated concerning the CEO's annual cash incentive award. Based on its analysis of the Company's 2018 performance described above and the CEO's leadership of the Company and management of senior executives and other employees to achieve this performance, the Committee recommended and the Board approved a cash incentive award to the CEO of 140% of his target award, which resulted in an award equal to 176% of the CEO's base salary. This award was in the range of 130% to 140% of target recommended by the Committee's independent compensation consultant. The Committee's independent consultant concurred with this recommendation, and the total cash incentive awards to all NEOs of $4.8 million was slightly where the recommendation of the compensation consultant of a reasonable pool of up to $4.7 million. Following are the CEO and other NEO 2018 annual cash incentive awards:

Name	Cash Incentive Award	% of Target	% of Year-End Base Salary

Thomas E. Jorden, CEO	$ 1,740,000	141%	176%
G. Mark Burford, CFO	$ 700,000	147%	147%
Joseph R. Albi, COO	$ 875,000	139%	139%
Stephen P. Bell, EVP	$ 725,000	139%	139%
John A. Lambuth, SVP	$ 775,000	148%	148%

Long-Term Equity Incentive Award Program

Our long-term equity incentive award program balances the short-term annual cash incentive program by focusing executive efforts on the activities that lead to long-term shareholder value. Typically, the Committee grants equity awards of restricted stock to NEOs each year.

For grants made in December 2018, half of the grant date fair value of the long-term equity awards was made in the form of shares of restricted stock that vest based on continued employment through December 1, 2021. The other half of the grant date fair value of the long-term equity awards was made in the form of performance shares that may vest on December 1, 2021 in an amount between zero and 200%

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COMPENSATION DISCUSSION AND ANALYSIS

of the initial performance shares awarded, with 200% being earned if Cimarex's relative stock price is in the top two of the 15 companies in the Stock Performance Peer Group during the three-year performance period ending on December 1, 2021. The vesting percentages are reduced if Cimarex's relative stock performance is not in the top three companies and if Cimarex's stock price is lower on December 1, 2021 than on December 1, 2018. See "CD&A—Competitive Positioning" for a list of the companies in the 2018 Stock Performance Peer Group. Our restricted stock awards that vest based on continuous employment and the passage of time promote retention of executives, and the performance share awards that vest based on performance measures tied to relative stock price performance promote the long-term interests of our shareholders and align our executives' interests with our shareholders' interests. While the 2014 Equity Incentive Plan does not set a minimum vesting period, the Committee has set a three-year vesting period for restricted stock awards to NEOs since the Committee began making restricted stock awards in 2006.

Dividends equivalent to those paid on Cimarex common stock are paid on the restricted shares awarded that are subject to time-based vesting, and dividends applicable to the performance shares awarded are accrued and only paid on the shares actually earned when those shares vest. All of the shares subject to the award have the same voting rights as outstanding shares of Cimarex common stock.

For performance awards made in December 2018, the total number of shares earned is determined by calculating the percentage difference between the average per share closing price for shares of Cimarex and each company in the Stock Performance Peer Group for the 30 trading days preceding December 1, 2018 and the 30 trading days preceding December 1, 2021. The Committee ranks Cimarex's average share price for these two periods among the average share price for all the companies in the Stock Performance Peer Group for these two periods. Companies that are not in the Stock Performance Peer Group at both the beginning and the end of the performance period are not included in the calculation. Companies that declare bankruptcy or are delisted and cease to be traded on a national securities exchange are ranked last at the end of the performance period. In addition, vesting percentages are reduced if Cimarex's stock price is lower on December 1, 2021 than in December 1, 2018. The following table illustrates shares that would be earned at various relative stock price performance ranks (assuming 15 companies in the Peer Group).

Relative Performance Rank	XEC Price on 12/1/2021 is Less Than XEC Beginning Price – Percent of Award Vesting	XEC Price on 12/1/2021 is Equal to or Greater Than XEC Beginning Price - Percent of Award Vesting
1-2	200%	200%
3	175%	175%
4-5	135%	150%
6	100%	125%
7-8	50%	100%
9	0%	75%
10	0%	50%
11-15	0%	0%

On December 6, 2018, the Committee granted long-term equity awards to the NEOs with a total grant date fair value of $18,550,000 based on competitive market data for companies in Cimarex's Compensation Peer Group. Comparative data was obtained by the Committee's independent consultant from public filings disclosing 2018 NEO compensation of companies in the Compensation Peer Group and the consultant's knowledge of other companies for which the consultant provides services. See "CD&A—Competitive Positioning" for a list of the companies in the Compensation Peer Group.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee's compensation consultant recommended awards with a value between the 50th percentile and 60th percentile when compared to companies in the Compensation Peer Group and a change to the potential vesting of the performance based equity awards. The factors considered by the consultant in making its recommendations included the following:

▪
Cimarex's stock price had declined approximately 26% since the date of grant of the 2017 equity awards;
▪
Competitive market pressures and Cimarex's relative share price performance versus peers; and
▪
The limited upside potential in the performance award design used in prior years.

The Committee approved awards within the recommended total pool range based on: the factors noted by Longnecker, Cimarex's TSR compared to its Compensation Peer Group for the previous one- and three-year periods, the total direct compensation of our NEOs compared to that of our peer companies, Cimarex's 2018 financial and operational performance, and the compensation consultant's recommendations. The Committee's consultant concurred with the Committee's final determination. The actual value of the awards upon vesting in December 2021 will be based on Cimarex's relative three-year stock price performance compared to the other companies in the Stock Performance Peer Group as described above and Cimarex's stock price at that time.

The Committee granted a total of 225,771 restricted shares to the NEOs (including the CEO). The number of shares granted to each NEO was based on their relative individual roles and responsibilities. Of the total number of shares granted to the NEOs (including the CEO), the Committee awarded 37% of the shares to Mr. Jorden, 16% of the total shares to Mr. Albi, 16% to Mr. Bell, 16% to Mr. Lambuth and 15% to Mr. Burford. The following table reflects the awards made by the Committee:

Name	No. of Shares Subject to Award	Grant Date Value of Long-Term Equity Incentive Award (1)

Thomas E. Jorden, CEO	83,979	$ 6,900,000
G. Mark Burford, CFO	33,470	$ 2,750,000
Joseph R. Albi, COO	36,513	$ 3,000,000
Stephen P. Bell, EVP	35,295	$ 2,900,000
John A. Lambuth, SVP	36,513	$ 3,000,000

(1)
Represents an estimate of the fair value of the shares as of the grant date utilizing a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718. The estimated fair value is the aggregate compensation cost to be recognized over the service period.

2018 Vesting of NEO Equity Awards

On December 9, 2018, the performance period applicable to the December 9, 2015 NEO equity awards ended. Cimarex's relative stock price performance was in the 41st percentile of the Stock Performance Peer Group at the end of the performance period, resulting in the vesting of 69% of the shares subject to the December 9, 2015 award. In addition, 10,000 of Mr. Burford's total 2015 equity awards of 25,821 restricted shares were granted on September 1, 2015 when he became Chief Financial Officer. The performance period for these shares began on September 1, 2015 and ended on December 9, 2018. During this period, Cimarex's relative stock performance was in the 47% percentile, resulting in 75% or 7,500 of 10,000 shares vesting.

Cimarex Energy Co.	45

COMPENSATION DISCUSSION AND ANALYSIS

The following table reflects the shares originally granted to each NEO in 2015 and the number of shares that vested at the end of the three-year performance period:

Name	No. of Shares Granted	No. of Shares Vested

Thomas E. Jorden, CEO	73,727	50,871
G. Mark Burford, CFO(1)(2)	25,821	18,416
Joseph R. Albi, COO	36,723	25,338
Stephen P. Bell, EVP	32,706	22,567
John A. Lambuth, SVP	35,001	24,150

(1)
During 2018, restricted share awards granted to Mr. Burford in 2013, prior to becoming an NEO, vested. The restricted shares that vested in 2018 are included below in "Compensation Tables—2018 Option Exercises and Restricted Stock Vested."
(2)
Includes 10,000 performance shares issued to Mr. Burford in September 2015 and 15,821 issued to Mr. Burford in December 2015.

The vesting of these awards and the value at vesting are also reported in "2018 Option Exercises and Restricted Stock Vested" table in this proxy statement. For a comparison of the grant date fair value of the performance shares granted in December 2015 to the value realized upon vesting in December 2018, see footnote 1 to that table.

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COMPENSATION DISCUSSION AND ANALYSIS
▪
Alignment of CEO Compensation to Total Shareholder Return ("TSR")

CEO Total Direct and Realized Compensation Compared to Cimarex TSR

The following graph illustrates our CEO's direct compensation and realized compensation compared to our TSR for the years 2014 through 2018. Indexed TSR represents the cumulative total return of Cimarex stock for a five-year period based on a $100 investment at the start of the first year and reinvestment of all dividends. The table shows the value of the investment at the end of each year.

*
CEO Total Compensation is the Total Compensation disclosed in the Summary Compensation table.
**
CEO Realized Compensation is compensation actually received by the CEO during the year, including salary, current non-equity incentive plan compensation (i.e. annual bonus), market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants and other amounts that will not actually be received until a future date.

Relative CEO Total Compensation Compared to Relative TSR

The following graph depicts alignment of relative CEO compensation compared to relative TSR for the years ended December 31, 2015 through December 31, 2017. The comparative information only is provided through 2017 because 2018 CEO peer company compensation information is not publicly available at this time. The companies used for the relative comparison are the companies in our Compensation Peer Group, which are depicted by dots in the graph. We also included, as a point of reference and without comparable data for our Compensation Peer Group, Cimarex's CEO compensation for the years ended December 31, 2016 through December 31, 2018.

Cimarex Energy Co.	47

COMPENSATION DISCUSSION AND ANALYSIS

48	2019 Notice of Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
▪
Early 2019 Compensation Decisions

2019 Annual Cash Incentive Award Goals

In February 2019, the Committee approved the following strategic and tactical goals and objectives that will apply to 2019 annual cash incentive awards that will be measured and paid in 2020:

2019 STRATEGIC GOALS: ➜

▪

Achieve good return on invested capital.

▪

Demonstrate progress on health, safety and the environment.

▪

Manage the balance sheet prudently.

o

Increase debt adjusted production per share.

o

Increase debt adjusted reserves per share.

o

Live within cash flow.

▪

Demonstrate progress on staffing and succession planning at all levels.

▪

Grow our assets.

2019 TACTICAL GOALS: ➜

▪

Meet or exceed quarterly and annual production guidance targets.

▪

Continue to optimize midstream operations and expenditures.

▪

Continue to develop and advance field automation and produced water disposal.

▪

Develop, and begin implementation of, comprehensive strategy around greenhouse gas emissions.

▪

Achieve significant reductions in capital expenditures per unit.

▪

Be creative in moving Cimarex to the forefront of technology implementation and significantly enhance data science capabilities.

For the 2019 strategic goals concerning return on capital investment and debt adjusted production and reserves per share, the Committee has adopted numerical target thresholds to assist in evaluating those performance objectives. The specific numerical levels will be discussed in the Compensation Discussion and Analysis concerning 2019 compensation decisions contained in the proxy statement for the 2020 Annual Meeting of Shareholders.

The strategic and tactical measures and objectives have been clearly communicated to the NEOs. At year end, the CEO will deliver a report of results to the Committee with respect to each goal and provide the CEO's recommendations and the basis for the CEO's recommendations for individual awards. The Committee and its independent compensation consultant will review the CEO's recommendations and accept or modify

Cimarex Energy Co.	49

COMPENSATION DISCUSSION AND ANALYSIS

those recommendations. The non-management members of the Board will consider the recommendations of the Committee. Each NEO, other than the CEO, has a threshold award of 0% of year-end base salary (no minimum award), a target award equal to 100% of year-end base salary, and a maximum award of 200% of year-end base salary. The CEO has a threshold award of 0% of year-end base salary, a target award equal to 125% of year-end base salary, and a maximum award of 250% of year-end base salary.

SECTION 3

▪
Role of Compensation Consultant and Management in Compensation Decisions

Compensation Consultant

The Committee has engaged the firm of Longnecker & Associates as its independent compensation consultant to fulfill the following responsibilities:

▪

Advise the Committee on management proposals, as requested;

▪

Undertake special projects at the request of the Committee;

▪

Participate in Committee meetings;

▪

Make recommendations concerning the Compensation Peer Group;

▪

Review the selected Peer Group and survey data for competitive comparisons;

▪

Provide market data and recommendations on NEO compensation; and

▪

Provide market data and recommendations on non-employee Director compensation.

The Committee has considered the independence factors adopted by the NYSE and has determined that its consultant, Longnecker, is independent within the meaning of the NYSE listing standards.

As part of its ongoing services to the Committee, one or more representatives of Longnecker attended seven of the Committee meetings held in 2018. Longnecker provided the following services in 2018:

▪ Reviewed and provided input on the CD&A in the 2018 proxy statement;	▪ Made recommendations concerning the Compensation Peer Group;
▪ Attended the February 22, 2018 Compensation and Governance Committee meeting and consulted with the Committee on annual cash incentive awards;	▪ Conducted a market analysis of Board compensation and consulted with the Committee concerning Board compensation; and
▪ Attended the May 10, 2018 Compensation and Governance Committee meeting and consulted with the Committee on executive base salary levels;

▪

Provided an executive compensation analysis and a recommended range for long-term equity grants, participated in the December 6, 2018 Compensation and Governance Committee meeting and consulted with the Committee on performance share awards.

Management

Our CEO and President is the principal management resource for compensation recommendations to the Committee with respect to the other NEOs. The CEO (i) provides an annual assessment of Cimarex's overall financial and operational performance and (ii) subjectively evaluates individual NEO performance and recommends individual base salary adjustments, annual cash incentive awards, and long-term equity

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COMPENSATION DISCUSSION AND ANALYSIS

awards. His subjective evaluations generally include factors such as scope of responsibility, contribution to Company performance, technical competence, managerial skills and advancement potential. The Committee considers the CEO's recommendations in making decisions regarding executive compensation. The Committee exercises its discretion to accept, reject or modify these compensation recommendations.

Our Senior Vice President—General Counsel acts as an informational resource to Longnecker and the Committee and compiles survey and other compensation data for their review. The Committee, in consultation with Longnecker, reviews this information when making executive compensation and program design decisions.

▪
Other Compensation Arrangements

Post-Employment and Employment Arrangements

All employees, including the NEOs, are covered by the Cimarex Change in Control Severance Plan. The Plan provides for a "double trigger" so that payments are made only if (a) there is a change in control (as defined in the Plan) and (b) an employee is terminated for any reason other than "cause" (as defined in the Plan) within two years following a change in control. In the event that both of the above contingencies are satisfied, the employee is entitled to (i) cash severance payments of two times annual salary and average cash incentive award, (ii) a pro-rata portion of annual cash incentive bonus for the current year, and (iii) continued medical, dental, disability and life insurance benefits for two years. See "Potential Payments Upon Change in Control or Termination" for a more detailed description of these benefits. In addition, the 2014 Equity Incentive Plan and the terms of employee equity award agreements provide for acceleration of vesting of outstanding equity awards upon the occurrence of a change in control.

Cimarex assumed the change in control provisions from the now-expired employment agreements between each of Messrs. Albi, Bell, and Jorden and a predecessor company. The assumed portion of each agreement provides that if the executive is terminated without cause within two years following a change in control event (as defined in the agreement), the executive is entitled to a lump-sum payment equal to two times the executive's base salary at the time of the change in control. Benefits payable under these agreements are forfeited if the executive receives benefits under any other change in control plan, including Cimarex's Change in Control Severance Plan. As a practical matter, the change in control benefits assumed under the employment agreements only benefit these executives if the Change in Control Severance Plan described above has been terminated. The Change in Control Severance Plan provides for greater benefits payable upon the occurrence of a change in control event than those payable under the assumed agreements.

Retirement Benefits

Employees, including the NEOs, are eligible to participate in the Cimarex 401(k) defined contribution retirement plan ("401(k) Plan"). Cimarex matches dollar-for-dollar employee contributions to the 401(k) Plan up to 7% of the employee's cash compensation, subject to limits imposed by the Internal Revenue Code. The Board is authorized to make profit-sharing contributions under the 401(k) Plan. In February 2019, the Board determined that a profit-sharing contribution of 4.0% would be made due to the Company's $791.9 million of net income in 2018.

Cimarex Energy Co.	51

COMPENSATION DISCUSSION AND ANALYSIS

In addition, eligible participants, including the NEOs, may participate in the Supplemental Savings Plan, which is a non-qualified deferred compensation plan that permits participants to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations for 401(k) plans. See "Compensation Tables—2018 Nonqualified Deferred Compensation" for information about contributions to the Supplemental Savings Plan. The Committee administers this plan and designates who may participate. Benefits are paid upon the later to occur of termination of employment or the time elected by the participant. In the event of a change in control, each participant receives a lump sum cash payment of the amount allocated to his or her account.

Perquisites

We offer a limited number of perquisites (personal benefits) to our NEOs that are not offered to other employees, including financial and estate planning and annual medical examinations. Our corporate aircraft is generally not available for personal use by any employee. With the authorization of our CEO, however, the corporate aircraft may be used by an employee or a member of his/her family for medical purposes. The incremental cost for non-business use of our corporate aircraft, if any, is disclosed in the "Summary Compensation Table." We use the Standard Industry Fare Level tables published by the Internal Revenue Service to determine the amount of compensation income that is imputed to the employee for tax purposes for personal use of corporate aircraft.

▪
Other Compensation Policies

Total Pay Considerations

The Committee considers Total Direct Compensation at the time it makes a decision on any element of executive compensation. The Committee also reviews the relationship of the CEO's total compensation to the total compensation of each of the other NEOs.

Stock Ownership and Holding Requirements

Cimarex's Executive Stock Ownership Guidelines are intended to more closely align the interests of our executive officers with those of our shareholders. Pursuant to a revision made in December 2016, the CEO is expected to own Cimarex shares in an amount equal to six times his annual base salary, and each executive officer who reports to the CEO is expected to own stock in an amount equal to three times his or her annual base salary. A newly appointed executive officer has three years from the date of his or her initial election or appointment to comply with the guidelines. Until the stock ownership guidelines are met, an executive officer may not sell any Cimarex stock acquired through equity grants except to pay income taxes upon the vesting of awards or to pay the exercise price and related income taxes upon the exercise of stock options. Restricted stock, restricted stock units, deferred compensation units and performance awards are counted in calculating ownership. Shares subject to options are not counted. As of March 12, 2019, all officers were in compliance with the stock ownership guidelines.

Clawback Policy

We have adopted a clawback policy providing that, in the event of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws, the

52	2019 Notice of Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Committee has the right to use reasonable efforts to recover from any of our current or former executive officers incentive-based compensation related to the restatement and received during the three-year period preceding any such accounting restatement. This policy applies to incentive-based compensation granted on or after June 1, 2012. This clawback policy will be interpreted in the best judgment of the Committee in a manner consistent with any applicable rules or regulations adopted by the SEC or the NYSE as contemplated by the Dodd-Frank Act.

Non-Hedging and Non-Pledging Policies

Our insider trading policy prohibits Directors, officers and designated employees from engaging in hedging or monetization transactions, and other employees are strongly discouraged from engaging in such transactions. Any other employee wishing to enter into such an arrangement must first submit the proposed transaction for approval by the compliance officer designated in the policy. The policy also prohibits Directors, officers and employees from holding Cimarex stock in a margin account or pledging Cimarex stock as collateral for a loan.

Tax Law Considerations

The Committee considers the impact of applicable tax laws with respect to executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, ("Section 162(m)") limits the amount of compensation that Cimarex may deduct on its federal income tax return for compensation paid to certain executive officers to no more than $1 million per year. Through 2017, there were exceptions to the $1 million limitation for performance-based compensation meeting certain requirements. The performance-based portion of our restricted stock awards made prior to November 2, 2017 is the only element of executive compensation designed to qualify for the performance-based exception to the $1 million deduction limit, provided additional requirements are met. These exceptions were eliminated by the Tax Cuts and Jobs Act enacted in December 2017. The Committee attempted to preserve the deductibility of compensation paid to executive officers by utilizing performance-based stock awards until this tax law change, but did not limit executive compensation to amounts deductible under Section 162(m) and does not plan to limit executive compensation to deductible amounts going forward.

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis section of Cimarex's 2019 proxy statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cimarex's 2019 proxy statement.

THE COMPENSATION AND GOVERNANCE COMMITTEE

Floyd R. Price (Chair)
Hans Helmerich

David A. Hentschel
Michael J. Sullivan

Cimarex Energy Co.	53

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table describes 2016-2018 compensation of our CEO, CFO and the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Comp.(2)	All Other Comp.(3)	Total

Thomas E. Jorden	2018	$ 976,789	$—	$6,900,000	$—	$1,740,000	$110,691	$9,727,480

Chief Executive Officer,	2017	$ 960,000	$—	$8,000,000	$—	$2,000,000	$94,129	$11,054,129

President, and Chairman of the Board (CEO) (Principal Executive Officer)	2016	$ 921,468	$—	$10,500,000	$—	$1,700,000	$59,451	$13,180,919

G. Mark Burford	2018	$ 468,394	$—	$2,750,000	$—	$700,000	$89,183	$4,007,577

Senior Vice President and	2017	$ 460,000	$—	$2,900,000	$—	$760,000	$73,307	$4,193,307

Chief Financial Officer (CFO) (Principal Financial Officer)	2016	$ 429,779	$—	$3,200,000	$—	$690,000	$47,679	$4,367,458

Joseph R. Albi	2018	$ 620,241	$—	$3,000,000	$—	$875,000	$83,635	$4,578,876

Executive Vice President—	2017	$ 602,151	$—	$3,400,000	$—	$1,000,000	$68,872	$5,071,023

Operations, Chief Operating Officer	2016	$ 578,876	$—	$4,000,000	$—	$888,000	$58,072	$5,524,948

Stephen P. Bell	2018	$ 513,478	$—	$2,900,000	$—	$725,000	$81,990	$4,220,468

Executive Vice President—	2017	$ 498,459	$—	$3,150,000	$—	$850,000	$68,186	$4,566,645

Business Development	2016	$ 480,340	$—	$3,400,000	$—	$735,000	$74,135	$4,689,475

John A. Lambuth	2018	$ 517,514	$—	$3,000,000	$—	$775,000	$71,786	$4,364,300

Senior Vice President—	2017	$ 495,791	$—	$3,400,000	$—	$900,000	$61,081	$4,856,872

Exploration	2016	$ 471,365	$—	$3,750,000	$—	$735,000	$52,753	$5,009,118

(1)
Represents the grant date fair value of the awards, which is the aggregate compensation cost to be recognized over the service period under FASB ASC Topic 718. The grant date fair value for the restricted stock awards that vest based on continuous employment and the passage of time is the closing price of the Company's common stock on the December 6, 2018 date of grant. The grant date fair value for the performance stock awards is determined using the Monte Carlo simulation method. Actual payouts with respect to the performance stock awards can range from zero percent to 200 percent of the initial shares awarded based on the ranking of the Company's relative stock price performance in comparison to the peer group at the end of the three-year performance period.
(2)
Amount reported for the year earned.

54	2019 Notice of Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION TABLES
(3)
The following describes the components of other items of compensation, including any perquisite in excess of $10,000:

Executive Officer	Unused Vacation	Company Contributions to Retirement Plans	Insurance Premiums	Financial Consulting Service and Estate Planning Benefits	Total Other Compensation

Thomas E. Jorden, CEO
2018	$—	$48,000	$45,722	$16,969	$110,691
2017	$—	$46,800	$27,512	$19,817	$94,129
2016	$—	$36,000	$23,451	$—	$59,451

G. Mark Burford, CFO
2018	$—	$48,000	$19,658	$21,525	$89,183
2017	$—	$46,800	$14,571	$11,936	$73,307
2016	$3,437	$36,000	$8,242	$—	$47,679

Joseph R. Albi, COO
2018	$—	$48,000	$24,295	$11,340	$83,635
2017	$—	$46,800	$22,072	$—	$68,872
2016	$—	$36,000	$22,072	$—	$58,072

Stephen P. Bell, EVP
2018	$—	$48,000	$23,595	$10,395	$81,990
2017	$—	$46,800	$21,386	$—	$68,186
2016	$16,749	$36,000	$21,386	$—	$74,135

John A. Lambuth, SVP
2018	$—	$48,000	$23,786	$—	$71,786
2017	$—	$46,800	$14,281	$—	$61,081
2016	$—	$36,000	$16,753	$—	$52,753

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EXECUTIVE COMPENSATION TABLES

2018 GRANTS OF PLAN-BASED AWARDS

▪
    2018 Non-Equity Incentive Plan

The following table describes the target and maximum amounts of annual cash incentive awards for the CEO and other NEOs and the actual award paid in March 2019 for 2018 services. The non-equity incentive plan provides for no minimum (threshold) award. The amounts listed in the "Target" column represent 125% of the year-end base salary for CEO and 100% of the year-end base salary for other NEOs. The amounts listed in the "Maximum" column represent 250% of year-end base salary for CEO and 200% of the year-end base salary for other NEOs. See the description of our annual cash incentive award plan in "CD&A—Section 2."

	Estimated Future Payouts Under Non-Equity Incentive Plan
				Actual Award Paid in March 2019
Name	Threshold	Target	Maximum
Thomas E. Jorden, CEO	$0	$1,237,500	$2,475,000	$1,740,000

G. Mark Burford, CFO	$0	$475,000	$950,000	$700,000

Joseph R. Albi, COO	$0	$628,300	$1,256,600	$875,000

Stephen P. Bell, EVP	$0	$520,150	$1,040,300	$725,000

John A. Lambuth, SVP	$0	$525,000	$1,050,000	$775,000

▪
    2018 Equity Incentive Plan Awards

The following table provides information regarding the awards of restricted stock made to the NEOs in 2018. No option awards were made in 2018. See "CD&A—Section 2—Long Term Equity Incentive Award Program," for more information about these awards.

				Estimated Future Payouts Under Equity Incentive Plan Awards (in shares)(2)				Grant Date Fair Value of Stock & Option Awards(4)
		Award Grant Date	Comp. Comm. Approval Date				All Other Stock Awards: Number of Shares(3)
	Type of Award(1)
Name				Threshold	Target	Maximum

Thomas E. Jorden, CEO	PSA	12/6/2018	12/6/2018	19,111	38,223	76,446	—	$3,450,000
	RSA	12/6/2018	12/6/2018	—	—	—	45,756	$3,450,000
G. Mark Burford, CFO	PSA	12/6/2018	12/6/2018	7,617	15,234	30,468	—	$1,375,000
	RSA	12/6/2018	12/6/2018	—	—	—	18,236	$1,375,000
Joseph R. Albi, COO	PSA	12/6/2018	12/6/2018	8,309	16,619	33,237	—	$1,500,000
	RSA	12/6/2018	12/6/2018	—	—	—	19,894	$1,500,000
Stephen P. Bell, EVP	PSA	12/6/2018	12/6/2018	8,032	16,065	32,129	—	$1,450,000
	RSA	12/6/2018	12/6/2018	—	—	—	19,231	$1,450,000
John A. Lambuth, SVP	PSA	12/6/2018	12/6/2018	8,309	16,619	33,237	—	$1,500,000
	RSA	12/6/2018	12/6/2018	—	—	—	19,894	$1,500,000

(1)
PSA = Performance stock awards. RSA = Restricted stock awards
(2)
The amounts in these columns represent the threshold, target and maximum payouts for the performance stock awards granted to each named executive officer during the 2018 fiscal year. The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero) of the number of performance shares granted. If performance is below the threshold, no shares are paid. The number of shares shown in the "Target" column reflects a payout of 100% of the number of performance shares granted. The number of shares shown in the "Maximum" column reflects the highest possible payout of 200% of the number of performance shares granted. The actual payout of shares may be anywhere between 0% and 200% of the number of

56	2019 Notice of Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION TABLES

  performance shares granted depending on the Company's performance at the end of the three-year performance period. See "CD&A—Section 2—Key 2018 Compensation Actions" above for more discussion of the performance stock awards.

(3)
The amounts in these columns represent the time-based restricted stock granted to the named executive officers on the noted date. These restricted shares will vest on December 1, 2021 based on continuous service through that date.
(4)
Represents the estimated fair value of the shares as of the grant date utilizing a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718. The estimated fair value is the aggregate compensation cost to be recognized over the service period.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	STOCK AWARDS Equity Incentive Plan Awards That Have Not Vested

Name	No. of Shares	Market Value of Unearned Shares(1)

Thomas E. Jorden, CEO	262,667 (2)	$16,193,421
G. Mark Burford, CFO	96,591 (3)	$5,954,835
Joseph R. Albi, COO	108,524 (4)	$6,690,505
Stephen P. Bell, EVP	99,411 (5)	$6,128,688
John A. Lambuth, SVP	106,399 (6)	$6,559,498

(1)
The amount in this column reflects the closing market price of the stock of $61.65 on December 31, 2018 (the last trading day of 2018) multiplied by the number of shares reported in the previous column.
(2)
Between a minimum of 44,631 and a maximum of 89,263 shares could vest on December 1, 2019, between a minimum of 44,712 and a maximum of 89,425 shares could vest on December 1, 2020, 45,756 shares will vest on December 1, 2021, and between a minimum of 19,111 and a maximum of 76,446 shares could vest on December 1, 2021.
(3)
3,500 shares will vest on July 31, 2019, and between a minimum of 13,602 and a maximum of 27,204 shares could vest on December 1, 2019, between a minimum of 16,208 and a maximum of 32,417 shares could vest on December 1, 2020, 18,236 shares will vest on December 1, 2021, and between a minimum of 7,617 and a maximum of 30,468 shares could vest on December 1, 2021.
(4)
Between a minimum of 17,002 and a maximum of 34,005 shares could vest on December 1, 2019, between a minimum of 19,002 and a maximum of 38,006 shares could vest on December 1, 2020, 19,894 shares will vest on December 1, 2021, and between a minimum of 8,309 and a maximum of 33,237 shares could vest on December 1, 2021.
(5)
Between a minimum of 14,452 and a maximum of 28,904 shares could vest on December 1, 2019, between a minimum of 17,605 and a maximum of 35,211 shares could vest on December 1, 2020, 19,231 shares will vest on December 1, 2021, and between a minimum of 8,032 and a maximum of 32,129 shares could vest on December 1, 2021.
(6)
Between a minimum of 15,940 and a maximum of 31,880 shares could vest on December 1, 2019, between a minimum of 19,002 and a maximum of 38,006 shares could vest on December 1, 2020, 19,894 shares will vest on December 1, 2021, and between a minimum of 8,309 and a maximum of 33,237 shares could vest on December 1, 2021.

Cimarex Energy Co.	57

EXECUTIVE COMPENSATION TABLES

2018 OPTION EXERCISES AND RESTRICTED STOCK VESTED

	2018 OPTION EXERCISES		2018 STOCK VESTING(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas E. Jorden, CEO	--	$--	50,871	$3,826,516
G. Mark Burford, CFO	--	$--	22,916	$1,834,374
Joseph R. Albi, COO	--	$--	25,338	$1,905,924
Stephen P. Bell, EVP	--	$--	22,567	$1,697,489
John A. Lambuth, SVP	--	$--	24,150	$1,816,563

(1)
The restricted shares that vested in December 2018 as shown in the table consisted of performance shares granted to the NEOs in December 2015, plus performance shares granted to Mr. Burford in September 2015 and time-based restricted shares that were granted to Mr. Burford in prior years when he was not an NEO. See above "CD&A—2018 Vesting of NEO Equity Awards" for additional information. The following is a comparison of the grant date fair value of the performance shares granted in December 2015 and September 2015 to the value realized upon vesting of those performance shares in December 2018 (excluding the time-based restricted shares that vested in 2018 for Mr. Burford). The Value Realized Upon Vesting was less than the Grant Date Fair Value ("GDFV") because the Company's ranking in relative stock price performance compared to its Stock Performance Peer Group over the vesting period resulted in less than 100% vesting, and the Company's stock price was lower on the vesting date compared to the date of grant.

NEO	Performance Shares Granted in December 2015	GDFV of Performance Shares Granted in December 2015	Performance Shares Vested in December 2018	Value Realized Upon Vesting in December 2018

Thomas E. Jorden, CEO	73,727	$6,424,571	50,871	$3,826,516

G. Mark Burford, CFO	25,821	$2,250,042	18,416	$1,385,251

Joseph R. Albi, COO	36,723	$3,200,042	25,338	$1,905,924

Stephen P. Bell, EVP	32,706	$2,850,001	22,567	$1,697,489

John A. Lambuth, SVP	35,001	$3,049,987	24,150	$1,816,563

58	2019 Notice of Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION TABLES

2018 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the Supplemental Savings Plan (the "SSP") contributions and earnings for our NEOs in each of the last three fiscal years. Under the terms of the SSP, a participant may make an elective contribution to the SSP of an amount that exceeds the maximum amount permitted to be contributed to his account in the Cimarex 401(k) Plan (an "excess contribution") provided that the excess contribution does not exceed the dollar limitation on elective deferrals under the Internal Revenue Code section 402(g) in effect on January 1 of the calendar year of deferral (2018 limitation was $18,500). Cimarex will match 100% of the excess contributions up to 7% of a participant's eligible compensation. A participant also may elect to have up to 50% of his or her compensation and up to 100% of his or her

Cimarex Energy Co.	59

EXECUTIVE COMPENSATION TABLES

bonus withheld from his or her compensation and allocated to his or her SSP account. Cimarex does not match these contributions.

Name	Executive Contributions (1)	Registrant Contributions (2)		Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE

Thomas E. Jorden, CEO
2018	$18,500	$18,500		$6,235	$--	$786,458	(3)
2017	$18,000	$18,000		$15,169	$--	$743,658
2016	$18,000	$18,000		$6,017	$--	$692,912

G. Mark Burford, CFO
2018	$18,500	$18,500	$	<23,201>	$--	$333,099	(3)
2017	$18,000	$18,000		$44,899	$--	$319,734
2016	$18,000	$18,000		$20,802	$--	$239,258

Joseph R. Albi, COO
2018	$18,500	$18,500	$	<53,681>	$--	$726,610	(3)
2017	$18,000	$18,000		$94,735	$--	$743,726
2016	$18,000	$18,000		$60,995	$--	$613,414

Stephen P. Bell, EVP
2018	$18,500	$18,500		$13,377	$--	$777,442	(3)
2017	$18,000	$18,000		$5,761	$--	$727,499
2016	$18,000	$18,000		$2,882	$--	$686,161

John A. Lambuth, SVP
2018	$54,726	$18,500	$	<30,733>	$--	$684,459	(3)
2017	$18,000	$18,000		$74,608	$--	$642,400
2016	$50,996	$18,000		$23,193	$--	$532,216

(1)
The amounts included in this column also are included in the "Salary" column in the "Summary Compensation Table."
(2)
The amounts reported in this column also are included in the "All Other Compensation" column and footnote 3 thereto in the "Summary Compensation Table."
(3)
The following table sets forth amounts included in the aggregate balance at December 31, 2018 that were reported as compensation to the NEO in the Summary Compensation Table for previous years.

NEO	Amount of Previously Reported Compensation
Thomas E. Jorden, CEO	$655,195
G. Mark Burford, CFO	$225,766
Joseph R. Albi, COO	$464,725
Stephen P. Bell, EVP	$544,079
John A. Lambuth, SVP	$449,584

CEO PAY RATIO

The 2018 annual total compensation of our CEO, as shown in the "Summary Compensation Table" above, was $9,727,480. The annual total compensation of Cimarex's identified median employee was $118,035 in 2018. This results in a ratio of 82 to 1. The pay ratio decreased from the 2017 pay ratio of 93 to 1 due to an increase in the compensation of the median employee and a decrease in the compensation of our CEO as described above in "CD&A."

60	2019 Notice of Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION TABLES

As noted above, Cimarex's executive compensation program links a significant portion of executive compensation to the Company's performance through variable pay programs, including annual and long-term incentives. Consequently, 90% of the compensation of the Chief Executive Officer is considered "At-Risk" pay and is only realized if Cimarex meets certain performance measures. By way of comparison, none of the median employee's compensation was at risk.

The median employee was identified from our total employee population as of December 31, 2018. Not including the CEO, this represents 943 full-time and 12part-time or seasonal employees. We calculated the median total compensation by an array of wages from lowest to highest reflected as Medicare Taxable Earnings as reported on Internal Revenue Service Form W-2 (Box 5) for 2018. We made no assumptions, adjustments, or estimates with regard to total compensation, and we did not annualize the compensation for any employees that we did not employ the entire year.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION

We do not consider post-termination benefits as a material element of executive compensation because NEO post-termination benefits are the same benefits available to all full-time employees. Post-termination benefits are not included in the Compensation and Governance Committee's analysis of total compensation.

We are obligated to make certain payments to employees, including our NEOs, or to accelerate the vesting of their equity awards pursuant to the following plans and agreements:

▪
Change in Control Severance Plan that covers all full-time employees, including the NEOs;
▪
2002 Stock Incentive Plan, 2011 Equity Incentive Plan and 2014 Equity Incentive Plan that govern all equity awards made to Directors and employees, including the NEOs;
▪
Change in control provisions for the benefit of Messrs. Albi, Bell, and Jorden, as assumed by Cimarex; and
▪
Supplemental Savings Plan.

Our change in control arrangements keep our senior executives focused on pursuing all corporate transaction activity that is in the best interests of shareholders regardless of whether those transactions may result in their own job losses. Uncertainty created by a corporate transaction can create retention risk for a company. In addition, change in control protection is often needed to retain and attract, when appropriate, the best talent because many of the companies with whom we compete for talent provide change in control protection.

We do not have a formal program to pay severance benefits nor do our equity award agreements provide for acceleration of equity awards upon the retirement of the NEOs.

▪
Change in Control

We are obligated under certain agreements to pay benefits upon a "change in control" event. Cimarex's definition of "change in control" as used in its 2002 Stock Incentive Plan, its 2011 Equity Incentive Plan and its 2014 Equity Incentive Plan, its Change in Control Severance Plan and the change in control provisions

Cimarex Energy Co.	61

EXECUTIVE COMPENSATION TABLES

that survived certain expired employment agreements with each NEO are the same. In summary, a change in control event means any of the following:

▪
Acquisition of 30% or more of the shares of our outstanding common stock or the combined voting power of voting securities of Cimarex by an individual or group;
▪
Members of our Board of Directors, or Directors nominated by those Directors, cease to constitute a majority of the Directors during any twelve month period;
▪
A reorganization, share exchange or merger unless (i) the shareholders prior to the reorganization or merger continue to own more than 40% of the outstanding common stock and combined voting power of the resulting corporation following the reorganization or merger, and (ii) at least a majority of the members of the Board of the corporation resulting from the merger or reorganization were members of the Board at the time of executing the agreement to reorganize or merge; or
▪
The complete liquidation or dissolution of Cimarex or the sale of all or substantially all of its assets.

The following is a summary of those agreements that provide for payment to the NEOs in the event of a change in control event coupled with termination of employment without "cause:"

Change in Control – Termination Without Cause

Our Change in Control Plan provides for the payment of severance benefits to all active employees in the event of termination following a change in control. In the event of a change in control, if an employee is terminated for any reason other than "cause" (as defined in the Plan) within two years following a change in control, that employee would be entitled to:

▪
Cash severance payments of up to two years' salary and average cash incentive award;
▪
A pro rata portion of the annual cash incentive bonus award otherwise payable for the year of termination; and
▪
Continued medical, dental, disability and life insurance benefits for two years.

We assumed from a predecessor company the change in control provisions from the now-expired employment agreements of each of Messrs. Albi, Bell, and Jorden with such company. Each agreement provides that if the executive is terminated without cause within two years following a change in control event (as defined in the agreement), the executive is entitled to a lump-sum payment equal to two times the executive's base salary at the time of the change in control. Benefits payable under these agreements are forfeited if the executive receives benefits under any other change in control plan, including the Cimarex Change in Control Severance Plan. As a practical matter, the change in control benefits assumed under the employment agreements only benefit these executives if the Change in Control Severance Plan described above has been terminated. The Change in Control Severance Plan provides for greater benefits payable upon the occurrence of a change in control event than those payable under the assumed agreements.

Change in Control – No Termination

Our 2002 Stock Incentive Plan, our 2011 Equity Incentive Plan, and our 2014 Equity Incentive Plan provide for acceleration of vesting of equity awards in the event of a change in control.

62	2019 Notice of Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION TABLES
▪
Termination of Employment

Death or Disability

The award agreements for grants of equity under the 2002 Stock Incentive Plan, and the provisions of the 2011 Equity Incentive Plan and 2014 Equity Incentive Plan, provide for acceleration of vesting of awards in the event of death or disability. Benefits under the Supplemental Savings Plan also are paid upon death or disability.

Termination Without Cause

Benefits under the Supplemental Savings Plan are payable to each NEO upon termination of employment.

▪
Estimated Benefits upon Various Termination Scenarios

Payments upon a change in control or termination of employment include various elements of compensation. The elements of compensation that may be included in a change in control or severance payment are:

	(A)	(B)	(C)	(D)	(E)

Name	Annual Average Cash Compensation(1)	Cash Incentive(2)	Long Term Award Payout(3)	Supplemental Savings(4)	Other Benefits(5)

Thomas E. Jorden, CEO	$5,676,789	$1,740,000	$16,193,421	$786,458	$154,895
G. Mark Burford, CFO	$2,388,394	$700,000	$5,954,835	$333,099	$108,968
Joseph R. Albi, COO	$3,097,392	$875,000	$6,690,505	$726,610	$93,369
Stephen P. Bell, EVP	$2,586,937	$725,000	$6,128,688	$777,442	$73,597
John A. Lambuth, SVP	$2,688,305	$775,000	$6,559,498	$684,459	$111,022

(1)
Amount represents two times the annual average compensation (salary and cash incentive bonus) paid to the executive for 2017 and 2018, as provided in the Change in Control Severance Plan. The salary amounts include deferred compensation amounts reported in the "Salary" column of the "Summary Compensation Table" (see footnote (3) to the "2018 Nonqualified Deferred Compensation" table above).
(2)
Amount represents the average incentive bonus as provided in the Change in Control Severance Plan. This is the actual approved bonus for 2018.
(3)
Amount represents the value of accelerated vesting of restricted stock based upon the closing price of Cimarex's common stock as of December 31, 2018, the last trading day of 2018, of $61.65 per share. Includes amounts previously reported in the "Stock Awards" column of the "Summary Compensation Table."
(4)
Amount represents estimated payments under the Supplemental Savings Plan. Includes deferred compensation amounts reported in the "Salary" column of the "Summary Compensation Table" (see footnote (3) to the 2018 Nonqualified Deferred Compensation table above).
(5)
Amount represents the estimated value of continued medical, dental, disability and life insurance benefits for two years as provided in the Change in Control Severance Plan.

The following table provides the estimated compensation and present value of benefits potentially payable to each NEO in the event of a change in control or termination under various circumstances. The amounts shown assume that the termination or change in control occurred on December 31, 2018. The actual amounts to be paid only can be determined at the time of the executive's actual separation from Cimarex or the occurrence of a change in control. Actual payments may be more or less than the amounts

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EXECUTIVE COMPENSATION TABLES

described below. In addition, the Company may enter into new arrangements or modify these arrangements, from time to time.

Name	Termination Without Cause (D)(1)	Termination as a Result of Death or Disability (C+D)(1)	Change In Control (No Termination) (C)(1)	Termination on Change In Control (A+B+C+D+E)(1)

Thomas E. Jorden, CEO	$786,458	$16,979,879	$16,193,421	$24,551,563
G. Mark Burford, CFO	$333,099	$6,287,934	$5,954,835	$9,485,296
Joseph R. Albi, COO	$726,610	$7,417,115	$6,690,505	$11,482,876
Stephen P. Bell, EVP	$777,442	$6,906,130	$6,128,688	$10,291,664
John A. Lambuth, SVP	$684,459	$7,243,957	$6,559,498	$10,818,284

(1)
The alphabetical code refers to the elements of compensation that may be included upon various termination scenarios as described in the table at the beginning of this section, "Estimated Benefits upon Various Termination Scenarios."

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our Directors and certain officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as Directors or officers, to advance their expenses incurred as a result of a proceeding for which they may be indemnified, and to cover them under any Directors' and officers' liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and will be in addition to any other rights that the indemnitee may have under our Restated Certificate of Incorporation, Bylaws, and applicable law.

64	2019 Notice of Annual Meeting and Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

Our Compensation and Governance Committee administers our Director compensation program. Total Director compensation is designed to be near the 50th percentile of that paid by comparable public oil and gas companies with similar market capitalization and revenue. We use the same group of companies in reviewing Director compensation as we use in reviewing executive base salary and total direct compensation. See "CD&A—Section 1—Competitive Positioning" for a list of, and the methodology followed in selecting, these companies. The Compensation and Governance Committee uses its independent compensation consultant, Longnecker & Associates, to review and make recommendations concerning Director compensation. The Compensation and Governance Committee, after reviewing the consultant's recommendations with the CEO, recommends Director compensation for Board consideration and approval at the Board meeting held following each year's Annual Meeting of Shareholders. Payment of the annual component of Director compensation occurs on June 1 of each year.

Through May 10, 2018, compensation for non-employee Directors consisted of the following:

Compensation	Amount

Annual Cash Retainer	$75,000
Annual Equity Retainer (comprised of restricted stock that vests on the earlier of (i) the termination of the service as a Director other than because of removal or (ii) May 1, 2018)	$200,000
Committee Chair Fee (for Audit Committee and Compensation and Governance Committee)	$20,000
Lead Director Fee (who also acts as Nominating Committee Chair)	$40,000
Board Meeting Attendance Fee	$1,800 per meeting
Committee Meeting Attendance Fee	$1,500 per meeting

At the May 10, 2018 meeting, the Committee's independent consultant recommended no changes to the overall Director compensation, but recommended eliminating meeting fees and increasing the annual cash retainer to an amount approximating the meeting fees previously paid for regularly scheduled meetings. As a result of this recommendation, Directors would not receive additional compensation for special meetings of the Board or Committees in addition to the regularly scheduled meetings. The Board, on the recommendation of the Compensation and Governance Committee and the Compensation and Governance Committee's independent compensation consultant, and based on a study of peers and market trends,

Cimarex Energy Co.	65

NON-EMPLOYEE DIRECTOR COMPENSATION

made the following change to the compensation program for non-employee Directors effective June 1, 2018:

Compensation	Amount

Annual Cash Retainer (payable on June 1 of each year)	$105,000
Annual Equity Retainer (comprised of restricted stock that vests on the earlier of (i) the termination of the service as a Director other than because of removal or (ii) May 1 of the following year)	$200,000
Committee Chair Fee (for Audit Committee and Compensation and Governance Committee)	$20,000
Lead Director Fee (who also acts as Nominating Committee Chair)	$40,000
Board Meeting Attendance Fee	None
Committee Meeting Attendance Fee	None

The other components of non-employee Director compensation did not change.

▪
Independent Director 2018 Compensation

Name	Fees Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Hans Helmerich	$104,600	$200,000	$6,431	$311,031
David A. Hentschel	$104,600	$200,000	$1,305	$305,905
Harold R. Logan, Jr.	$144,600	$200,000	$1,305	$345,905
Floyd R. Price	$123,100	$200,000	$1,305	$324,405
Monroe W. Robertson	$124,600	$200,000	$1,305	$325,905
Lisa A. Stewart	$104,600	$200,000	$1,382	$305,982
Michael J. Sullivan	$104,600	$200,000	$1,305	$305,905
L. Paul Teague(4)	$85,000	$—	$384	$85,384
Frances M. Vallejo	$104,600	$200,000	$921	$305,521

(1)
Represents fees earned for services as a Director during 2018, including the annual cash retainer fee, Board and Committee meeting attendance fees, Committee Chairman fee and Lead Director fee. As noted above, after June 1, 2018, Directors will no longer receive meeting attendance fees.
(2)
Represents the aggregate grant date fair market value of the 2,270 shares of restricted stock as of the June 1, 2018 grant date.
(3)
Consists of dividends paid during 2018 on unvested restricted stock awards and dividend equivalents paid during 2018 on deferred compensation units that settle in shares of common stock.
(4)
Mr. Teague served as Director Emeritus and was paid an annual retainer for 2018 of $85,000.

The following table discloses as of December 31, 2018 the aggregate number of outstanding unvested stock awards and the market value of those awards. Market value is based on the closing trading price of $61.65 on December 31, 2018 (the last trading day of 2018). The Directors have the right to vote and receive

66	2019 Notice of Annual Meeting and Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

dividends on unvested stock awards. There were no outstanding vested but unexercised option awards as of that date.

Independent Director	Unvested Stock Awards	Market Value

Hans Helmerich	2,788	$171,880
David A. Hentschel	2,788	$171,880
Harold R. Logan, Jr.	2,788	$171,880
Floyd R. Price	2,788	$171,880
Monroe W. Robertson	2,788	$171,880
Lisa A. Stewart	2,788	$171,880
Michael J. Sullivan	2,788	$171,880
L. Paul Teague*	518	$31,935
Frances M. Vallejo	2,270	$139,946

*Mr. Teague served as a director until May 11, 2017, at which time he began serving as Director Emeritus. Cimarex agreed to allow the continued vesting of unvested stock awards held by Mr. Teague while he serves as Director Emeritus. Mr. Teague will not receive any additional stock awards as Director Emeritus.

Our Corporate Governance Guidelines require that each independent Director own Cimarex stock in an amount equal to three times his or her annual cash retainer. A newly elected Director has three years from the date of his or her initial election to comply with the Corporate Governance Guidelines. Restricted stock, restricted stock units and deferred compensation units are counted in calculating ownership; shares subject to options are not counted. Each of the independent Directors complies with these guidelines.

In connection with his retirement from the Board effective immediately following the annual meeting on May 11, 2017, the Board appointed Mr. Teague as Director Emeritus for up to a two-year term. As compensation for serving as Director Emeritus, all outstanding restricted stock awards held by Mr. Teague at the time of the expiration of his term as Director continue to vest according to their terms during the period he serves as Director Emeritus. Mr. Teague will not receive any additional stock awards as Director Emeritus. Mr. Teague will be entitled to a cash retainer of $85,000 per year. The Company entered into an indemnification agreement with Mr. Teague with substantially the same terms as his indemnification agreement as a Director.

Stock Ownership and Holding Requirements

Our Corporate Governance Guidelines require that each independent Director own Cimarex stock in an amount equal to three times his or her annual cash retainer. A newly elected Director has three years from the date of his or her initial election or appointment to comply with the Guidelines. Until the stock ownership guidelines are met, a Director may not sell any Cimarex stock acquired through equity grants except to pay income taxes upon the vesting of awards or to pay the exercise price and related income taxes upon the exercise of stock options. Restricted stock, restricted stock units, and deferred compensation units are counted in calculating ownership. Shares subject to options are not counted. As of March 12, 2019, all independent Directors were in compliance with the stock ownership guidelines.

Cimarex Energy Co.	67

SECURITY OWNERSHIP

SECURITY OWNERSHIP

MANAGEMENT, DIRECTORS AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of March 12, 2019, the number of shares of common stock "beneficially owned," as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, by the NEOs, the Directors, and all executive officers and Directors, as a group:

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class

Named Executive Officers:
Thomas E. Jorden, CEO (also Director)	426,138		<1%
G. Mark Burford, CFO	112,471		<1%
Joseph R. Albi, COO (also Director)	153,352		<1%
Stephen P. Bell, EVP	131,004		<1%
John A. Lambuth, SVP	128,108		<1%
Directors:
Hans Helmerich	449,315	(2)	<1%
David A. Hentschel	33,293		<1%
Harold R. Logan, Jr.	8,249		<1%
Floyd R. Price	13,512		<1%
Monroe W. Robertson	17,416		<1%
Lisa A. Stewart	7,996		<1%
Michael J. Sullivan	18,386		<1%
Frances M. Vallejo	4,134		<1%
All executive officers and Directors as a group (16 persons)	1,737,193	(2)	1.7%

(1)
Includes restricted stock (as well as shares that are subject to performance-based vesting and time-based vesting more than 60 days after March 12, 2019), direct and indirect ownership of common stock and equivalent shares of common stock held by the trustee for the benefit of the named individual in the Cimarex Energy Co. 401(k) Plan. Does not include deferred compensation units held by one Director.
(2)
Includes 11,450 shares owned by Mr. Helmerich's wife. Mr. Helmerich disclaims beneficial ownership of the shares held by his wife. Also includes 43,903 shares owned by 1993 Hans Helmerich Trust, of which Mr. Helmerich is the trustee, 1,062 shares owned by Helmerich Grandchildren LLC, of which Mr. Helmerich is the co-manager, 7,865 shares owned by Family Trust, of which Mr. Helmerich is the trustee, 36,430 shares owned by The Helmerich Trust, of which Mr. Helmerich is the co-trustee, 325,000 shares held by the Peggy Helmerich QTIP Trust, of which Mr. Helmerich is the trustee, and 10,000 shares held by Saddleridge, LLC, of which Mr. Helmerich owns 99% and his wife owns 1%.

68	2019 Notice of Annual Meeting and Proxy Statement

SECURITY OWNERSHIP

Each of the following shareholders beneficially owns five percent or more of our outstanding shares of common stock. The following table provides information regarding their stock ownership and is based on their filings with the SEC.

	Voting Authority		Dispositive Authority		Total Amount of Beneficial Ownership		Percent of Class

Name and Address	Sole	Shared	Sole	Shared

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,699,682	0	6,484,622	0	6,484,622	(1)	6.8%

Boston Partners One Beacon Street, 30th Floor Boston, MA 02108	4,783,941	5,558	5,874,052	0	5,874,052	(2)	6.14%

Diamond Hill Capital Management, Inc. 325 John H. McConnell Blvd., Suite 200 Columbus, OH 43215	5,763,413	0	6,200,961	0	6,200,961	(3)	6.5%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	0	4,813,962	0	5,368,933	5,370,280	(4)	5.6%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	111,752	20,663	10,141,453	130,559	10,272,012	(5)	10.74%

(1)
Based solely on information as of December 31, 2018 included in a Schedule 13G/A filed with the SEC on February 4, 2019.
(2)
Based solely on information as of December 31, 2018 included in a Schedule 13G filed with the SEC on February 14, 2019.
(3)
Based solely on information as of December 31, 2018 included in a Schedule 13G filed with the SEC on February 12, 2019.
(4)
Based solely on information as of December 31, 2018 included in a Schedule 13G filed with the SEC on February 14, 2019.
(5)
Based solely on information as of December 30, 2018 included in a Schedule 13G/A filed with the SEC on February 11, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. Based on a review of such reports, and on written representations from our reporting persons, we believe that all reports were timely filed in 2018.

Cimarex Energy Co.	69

ITEM 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

ITEM 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the 2018 Annual Meeting of Shareholders, 93% of the votes cast were in favor of the advisory vote to approve executive compensation. In addition to the advisory vote, as part of our regular shareholder engagement, we consider and discuss with shareholders a number of matters throughout the year, including executive compensation and governance. The Compensation and Governance Committee considers any feedback and routinely reviews executive compensation practices and governance.

The Compensation and Governance Committee considered the results of the advisory vote and the discussions with shareholders to convey our shareholders' support of the Committee's compensation decisions in 2017 and early 2018 and our shareholders' overall satisfaction with Cimarex's executive compensation programs. Consistent with this support, the Compensation and Governance Committee retained the core design of our executive compensation programs for the remainder of 2018, as it believes the programs continue to retain, attract, when appropriate, and appropriately incent senior management.

At the 2019 Annual Meeting of Shareholders, we again will hold an annual advisory vote to approve executive compensation. The Compensation and Governance Committee will continue to consider the results from this year's and future years' advisory votes on executive compensation, as well as feedback from shareholders through the course of such year.

Because your vote is advisory, it will not be binding upon the Board. However, the Board values shareholders' opinions, and the Compensation and Governance Committee will take into account the outcome of the vote when considering future executive compensation decisions. The Board recommends that shareholders vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Cimarex's Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.

The Board of Directors unanimously recommends a vote FOR the advisory vote to approve executive compensation.

70	2019 Notice of Annual Meeting and Proxy Statement

ITEM 3: APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

ITEM 3: APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

We are asking you to approve the Cimarex Energy Co. 2019 Equity Incentive Plan (the "2019 Plan"), a new omnibus equity incentive plan that will replace our existing 2014 Equity Incentive Plan (the "2014 Plan"). The 2019 Plan was approved by the Board on February 20, 2019, to be effective upon shareholder approval at the Annual Meeting.

The Board recommends that the Company's shareholders vote FOR approval of the 2019 Plan at the Annual Meeting.

The key features of the 2019 Plan include the following:

▪
A reserve of 5,800,000 new shares of our common stock that may be issued pursuant to awards under the 2019 Plan. In addition, shares available for issuance under the 2014 Plan will be transferred over to and made available for issuance under the 2019 Plan, as will shares that become available as a result of forfeitures of awards made under the 2014 Plan;

▪
fungible share design pursuant to which awards other than options and stock appreciation rights are counted against the share reserve at a rate of 2.38 shares per every share delivered under a full value award, and shares delivered pursuant to options and stock appreciation rights are counted against the share reserve on a 1:1 basis;

▪
A term that expires on February 19, 2029;

▪
Permitted awards include, but are not limited to, options, stock appreciation rights (sometimes referred to as "SARs"), restricted stock, restricted stock units (sometimes referred to as "RSUs"), performance stock units (sometimes referred to as "PSUs"), and other cash and stock-based awards;

▪
No direct or indirect repricing of options or stock appreciation rights without shareholder approval;

▪
Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled stock appreciation rights;

▪
A minimum one-year vesting schedule on all awards types under the 2019 Plan (applicable to at least 95% of the shares authorized for issuance so that up to 5% of the authorized shares may be issued pursuant to exceptions to the minimum one-year vesting);

▪
Dividends and dividend equivalents on performance-based awards are accrued and paid only if related awards become vested; and

▪
No excise-tax gross-ups on equity awards.

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Reasons for Adopting the 2019 Plan

The Compensation and Governance Committee and the Board believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees, directors, and consultants, without whom we cannot execute on our business goals or deliver value to our shareholder. We currently maintain the 2014 Equity Incentive Plan. The share reserve of the 2014 Plan is nearly depleted. As of March 12, 2019, there were only 596,449 shares available for grant under the 2014 Plan. Accordingly, and based on historic grant patterns, we believe the remaining shares available for issuance under the 2014 Plan are insufficient, and that we must increase the number of shares available for issuance under our equity incentive plans to address our future equity compensation needs for a meaningful period of time. We believe strongly that adoption of the 2019 Plan will accomplish this objective. If the shareholders approve the 2019 Plan, the number of shares of common stock reserved for issuance under the Company's equity incentive plans will be increased by 5,800,000 shares. In the event the shareholders fail to approve the 2019 Plan, the 2014 Plan will remain in effect, but will have only the limited share reserve described above.

Outstanding Awards under 2014 Plan

Upon approval of the 2019 Plan, the 2014 Plan will terminate, and no further awards will be granted under the 2014 Plan. As of March 12, 2019, there were 413,945 stock options/SARs outstanding under the Company's equity compensation plans with a weighted average exercise price of $99.27 and weighted average remaining term of 4.1 years. In addition, as of March 12, 2019, there were 1,793,228 full-value awards outstanding under the 2014 Plan and previous plans. Other than the foregoing, no other awards under the 2014 Plan and previous plans were outstanding, and only 596,449 shares available for future grants. As of March 12, 2019, the total number of outstanding shares of the Company's common stock was 101,420,358.

Description of the 2019 Plan

The following summary of material terms of the 2019 Plan does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the 2019 Plan. A copy of the 2019 Plan is provided as Appendix A to this proxy statement.

▪
Purpose of the 2019 Plan

The purpose of the 2019 Plan is to promote the success of the Company and the interests of its shareholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons (including certain consultants and advisors).

The Board or one or more committees consisting of directors appointed by the Board will administer the 2019 Plan. The Board intends to delegate general administrative authority for the 2019 Plan to the Compensation and Governance Committee, which is comprised of directors who qualify as independent under the rules promulgated by the SEC and NYSE. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2019 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act, the rules of the NYSE and for grants to non-employee directors, the 2019 Plan must be administered by a committee

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consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this section as the Administrator.

The Administrator has broad authority under the 2019 Plan with respect to award grants including, without limitation, the authority:

▪
To select participants and determine the type(s) of award(s) that they are to receive;

▪
To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

▪
To cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;

▪
To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;

▪
Subject to the other provisions of the 2019 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and

▪
To allow the purchase price of awards or shares of the Company's common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

Persons eligible to receive awards under the 2019 Plan include officers and employees of the Company or any of its subsidiaries, non-employee directors of the Company, and certain individual consultants who render bona fide services to the Company or any of its subsidiaries (other than services in connection with the offering or sale of securities or as a market maker or promoter of securities of the Company). As of March 12, 2019, there were approximately 1,009 employees, including officers, of the Company and its subsidiaries and eight non-employee Directors of the Company and its subsidiaries who would potentially be eligible to receive awards under the 2019 Plan.

Authorized Shares

The number shares of Company common stock authorized for issuance pursuant to awards under the 2019 Plan is equal to the sum of (i) 5,800,000 shares of Company common stock, plus (ii) the shares of Company common stock available for issuance under the 2014 Plan upon approval of the 2019 Plan, plus (iii) any shares that would have otherwise become available for issuance under the 2014 Plan as a result of forfeitures of outstanding awards made under the 2014 Plan. The 2019 Plan generally provides that shares

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issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2019 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

The 2019 Plan uses a fungible share design, pursuant to which shares delivered pursuant to options and stock appreciation rights count against the share reserve on a 1:1 basis, and shares delivered pursuant to all other awards count against the share reserve at a rate of 2.38 shares per share delivered under the award. Shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2019 Plan are available for reissuance under the 2019 Plan at the same rate as they would have been taken into account under the fungible share counting system described above. However, the 2019 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit in accordance with the fungible share counting system described above.

Awards Under the 2019 Plan

Because awards under the 2019 Plan are granted in the discretion of the Board or a committee of the Board, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

In no event will any adjustment be made to a stock option or stock appreciation right award under the 2019 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by the shareholders of the Company. Adjustment made in accordance with the 2019 Plan to reflect a stock split or similar event are not deemed to be a repricing.

Minimum Vesting Schedule

The 2019 Plan requires a minimum one-year cliff vesting schedule for all equity award types under the 2019 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the 2019 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid on performance-based awards unless and until the awards to which they relate become vested.

Types of Awards

The 2019 Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Company's common stock,

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as well as cash awards. The 2019 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

▪
Stock Options

A stock option is a right to purchase shares of the Company's common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. On March 12, 2019, the last sale price of the Company's common stock as reported on NYSE was $70.03 per share. The maximum term of an option is seven years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the "Code") and the 2019 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

▪
Stock Appreciation Rights

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company's common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price is established by the Administrator at the time of grant of the stock appreciation right and cannot be less than the fair market value of a share of the Company's common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

▪
Restricted Stock

Shares of restricted stock are shares of the Company's common stock that are subject to forfeiture and to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of employment or service or until certain performance vesting conditions are satisfied (the "restricted period"). Subject to the restrictions provided in the applicable award agreement and the 2019 Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on shares subject to performance-based vesting shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

▪
Restricted Stock Units

A restricted stock unit represents the right to receive one share of the Company's common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2019 Plan, a participant receiving RSUs has no rights as a shareholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights. RSUs may be settled in cash if so provided in the applicable award agreement.

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▪
Performance Stock Units

A performance stock unit ("PSU") is a performance-based award that entitles the recipient to receive shares of the Company's common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. Subject to the restrictions provided in the applicable award agreement and the 2019 Plan, a participant receiving PSUs has no rights as a shareholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

▪
Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including without limitation discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

▪
Other Awards

The other types of awards that may be granted under the 2019 Plan include, without limitation, stock bonuses, and similar rights to purchase or acquire shares of the Company's common stock, and similar securities with a value derived from the value of or related to the Company's common stock or returns thereon.

Change of Control

In the event of a change of control (as defined in the 2019 Plan), time-based awards shall become fully vested, and performance-based awards shall vest based on performance through the date of the change of control (with the Administrator making any adjustments necessary to accommodate the truncated performance period of such awards). In addition, the Administrator shall have full discretion to take whatever additional actions (not inconsistent with the accelerated vesting described above) it deems necessary or appropriate, including but not limited to the following actions: (1) provide for the assumption of such awards (or portions thereof) or the substitution of such awards (or portions thereof) with similar awards of the surviving or acquiring Company; (2) provide for the termination of outstanding awards; (3) provide for the cash-out and cancellation of any award (or portion thereof); and (4) take any other actions as the Administrator deems necessary or advisable in connection with such change of control transaction. The Administrator may take different actions with respect to different participants under the 2019 Plan, different awards under the 2019 Plan, and different portions of awards granted under the 2019 Plan.

Transferability of Awards

Awards under the 2019 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and with respect to awards with exercise features, are generally exercisable during the recipient's lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the

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recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority

The 2019 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

Non-Competition and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the 2019 Plan, participants agree to be bound by any clawback policy adopted by the Company from time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Awards to Directors

The 2019 Plan is the exclusive vehicle for awards of cash and equity compensation to be paid or provided to the Company's non-employee directors. Cash awards to non-employee directors may take any form determined by the Administrator in its sole and absolute discretion, including, but not limited to, retainers, committee fees, chairperson fees, per meeting fees, and special fees for committee service. Cash awards paid to any non-employee director may not exceed $400,000 in any fiscal year. Equity awards to non-employee directors may take any form determined by the Administrator in its sole and absolute discretion (other than incentive stock options). Equity awards granted to any non-employee director may not have a grant date fair value in excess of $400,000 in any fiscal year.

Termination of, or Changes to, the 2019 Plan

The Administrator may amend or terminate the 2019 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules or as required to preserve the intended tax consequences of the 2019 Plan. For example, shareholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the 2019 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring

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shareholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2019 Plan will terminate ten years after the date on which the 2019 Plan was approved by the Board. Outstanding awards generally will continue following the expiration or termination of the 2019 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the 2019 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

▪
Nonqualified Stock Options

The grant of a nonqualified stock option under the 2019 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

▪
Incentive Stock Options

The grant of an incentive stock option (or "ISO") under the 2019 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in

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excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The "spread" under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the alternative minimum tax liability.

▪
Restricted Stock

Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

▪
Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes.

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The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." A "covered employee" is any individual who has served at any time after December 31, 2016 as the Company's chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. Certain compensation issued prior to the effective date of the 2019 Plan may be deductible based on specialized transition rules set forth in Code Section 162(m) and related guidance.

Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2019 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2019 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Because approval of the 2019 Plan will increase the number of shares available for issuance to the directors and executive officers of the Company, each of those persons has an interest in and may benefit from the approval of the 2019 Plan.

Vote Required for Approval

Approval of the 2019 Plan will require the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions will be counted as votes against this matter, and broker non-votes will have no effect on the vote on this matter.

The Board of Directors unanimously recommends a vote FOR the approval of the Company's 2019 Equity Incentive Plan.

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ITEM 4: RATIFICATION OF INDEPENDENT AUDITORS

ITEM 4: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed KPMG LLP to audit our financial statements for 2019. Since October 1, 2002, KPMG LLP has served as our independent auditors.

We are asking that shareholders ratify the appointment of KPMG LLP as our independent auditors. If shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. A KPMG LLP representative will be at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as Cimarex's Independent Auditors for 2019.

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG LLP for the audit of Cimarex's annual financial statements for the years ended December 31, 2018 and December 31, 2017, and fees billed for other services rendered by KPMG LLP during those periods:

	Years Ended December 31,
	2018	2017

Audit Fees(1)	$1,148,580	$1,162,045
Audit-Related Fees(2)	$30,500	$101,850
Tax Fees(3)	$215,000	$210,286
All Other Fees	$0	$0

(1)
Audit fees were principally for audit work performed on the consolidated financial statements and internal controls over financial reporting.
(2)
Audit-related fees were principally for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings, e.g., comfort letters and consents and assistance in responding to SEC comment letters.
(3)
Tax fees were principally for services related to tax compliance and reporting and analysis services.

Approval of Audit, Audit-Related and Tax Services

The Audit Committee annually reviews and pre-approves certain categories of audit, audit-related and tax services to be performed by our independent auditors, subject to a specified range of fees. The Audit Committee also may pre-approve specific services. Certain non-audit services as specified by the SEC may not be performed by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members. In the event of any such delegation, any pre-approved decisions will be reported to the Audit Committee at its next scheduled meeting. The services described in the above table were pre-approved by the Audit Committee in 2017 and 2018.

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REPORT OF AUDIT COMMITTEE

The Audit Committee on behalf of the Board of Directors monitors: (i) the integrity of the Company's financial statements; (ii) the independent auditors' qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditors; (iv) the appropriateness of the Company's accounting policies; (v) the adequacy of the Company's internal controls; (vi) the Company's compliance with legal and regulatory requirements related to audit matters; (vii) the process related to ongoing litigation matters; (viii) the annual process of estimating and reporting quantities of oil and gas reserves; and (ix) risk oversight. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditor and the management of the Company. All members of the Audit Committee meet the independence, experience and financial literacy requirements of the New York Stock Exchange, the Sarbanes Oxley Act and any rules or regulations promulgated by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.cimarex.com.

Management is responsible for the Company's financial statements, the financial reporting process, and the process of estimating and reporting quantities of oil and gas reserves, including the related systems of internal controls and disclosure controls and procedures. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards, as well as an audit of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes and the Audit Committee uses the Company's internal audit department and (if applicable) independent petroleum engineers to assist with these responsibilities.

The Audit Committee reviewed Cimarex's audited financial statements and supplemental oil and gas reserve information as of and for the year ended December 31, 2018 and met with management, DeGolyer and MacNaughton (an independent petroleum engineering consulting firm) and KPMG LLP, Cimarex's independent registered public accounting firm, to discuss the related information, and the effectiveness of Cimarex's internal control over financial reporting. In addition, the Audit Committee has received from KPMG LLP the communication required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with KPMG LLP their independence from Cimarex and its management. The Audit Committee also discussed with KPMG LLP any matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Cimarex's audited financial statements be included in Cimarex's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THE AUDIT COMMITTEE

Monroe W. Robertson (Chair)
Harold R. Logan, Jr.
Lisa A. Stewart
Frances M. Vallejo

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ITEM 4: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Cimarex filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Cimarex specifically incorporates the Audit Committee Report by reference.

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EXECUTIVE COMPENSATION TABLES

GENERAL INFORMATION

Information Available Online

Our Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Ethics and SEC filings are posted on our website at www.cimarex.com. Upon request, we will promptly deliver (free of charge) a copy of our Annual Report on Form 10-K to any shareholder. Direct such requests to our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203, telephone (303) 295-3995 and facsimile (720) 403-9383.

Communications with Cimarex's Directors

Communications from shareholders can be addressed to our Directors by mail in care of our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 or facsimile (720) 403-9383. All shareholder communications will be forwarded to our Lead Director. In response, the Lead Director may take any action deemed appropriate or necessary, including, without limitation, forwarding the information to the Board for consideration or, with the concurrence of the Board, retaining independent or outside counsel, accountants or other advisors.

Director Nominations for the 2020 Annual Meeting of Shareholders

Shareholders who wish to nominate persons for election as Directors at the 2020 Annual Meeting must submit a timely written notice complying with Cimarex's Bylaws to the Corporate Secretary at Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 or by facsimile (720) 403-9383. In addition, up to 20 shareholders collectively beneficially owning more than 3% of the Company's outstanding shares for at least three consecutive years may nominate up to two candidates for inclusion in the Company's proxy materials by following the procedures set forth in the proxy access provisions in Article III, Section 2A of our Bylaws (the "Proxy Access Policy"). To be timely, the shareholder's written notice for nominees to be considered by the Nominating Committee or proxy access candidate to be included in the proxy statement for the 2020 Annual Meeting must be received between January 9, 2020 and February 10, 2020. In addition, shareholder nominations must comply with the other requirements of Article III, Section 2 or Section 2A, as applicable, of our Bylaws.

Shareholder Proposals for the 2020 Annual Meeting of Shareholders

A proposal to be acted upon at the 2020 Annual Meeting of Shareholders will be acted upon only:

▪
If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the proposal is received by our Corporate Secretary on or before November 29, 2019, and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our bylaws.
▪
If the proposal is not to be included in the proxy statement, pursuant to our bylaws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 9, 2020 and no later than

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GENERAL INFORMATION

  February 10, 2020, and such proposal is, under Delaware General Corporation Law, an appropriate subject for shareholder action.

▪
If the proposal concerns the nomination of Directors, see "Director Nominations for the 2020 Annual Meeting of Shareholders" above.

Complaint and Reporting Procedures

We have established complaint and reporting procedures that are posted on our website at www.cimarex.com. Any person, whether or not an employee, who has a concern about the conduct of Cimarex or any of our employees, including accounting, internal accounting controls or auditing issues, may, in an anonymous manner, communicate that concern by calling our hotline, 1 866-519-1898. The hotline is available 24 hours a day, seven days a week. The communication will be typed verbatim and delivered to a representative with authority to investigate the concern.

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QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

▪
PROXY MATERIALS AND VOTING INFORMATION

1.  Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by the Board of Directors of Cimarex Energy Co., a Delaware corporation, of proxies to be voted at our 2019 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. The Meeting will take place on May 8, 2019, beginning at 9:00 a.m. Mountain Daylight Time, at the Wells Fargo Center – Denver, Assemble Room (Lower Level 2), 1700 Lincoln Street, Denver, Colorado 80203.

2.  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cimarex's registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder of record with respect to these shares. If your shares are held in a brokerage account or bank, broker or other nominee, you are considered the beneficial owner of these shares.

3.  What shares are included on the proxy card?

If you are a shareholder of record, you should receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form. If you receive more than one proxy card, please vote all proxy cards received.

If you are a Cimarex employee, you will receive a proxy or voting instruction card for all the shares you hold in the Cimarex 401(k) Plan. Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m. Eastern Daylight Time on May 5, 2019.

4.  What different methods can I use to vote?

By Written Proxy.    All shareholders of record can vote by written proxy card. If you are a shareholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet.    All shareholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm your voting instructions have been recorded properly.

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Shareholders also may vote on the internet by accessing the website noted on the proxy card. Please have your proxy card when you go to the website. As with telephone voting, you can confirm your voting instructions have been recorded properly.

Beneficial owners may vote by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

5.  What are my voting choices for each of the proposals to be voted on at the 2019 Annual Meeting of Shareholders and what are the voting standards?

Proposal	Voting Choices and Board Recommendation	Voting Standard

Item 1. Election of Three Class II	▪ vote in favor of all nominees;	Majority of votes cast
Directors	▪ vote in favor of specific nominees;
▪ vote against all nominees;
▪ vote against specific nominees;
▪ abstain from voting with respect to all nominees; or
▪ abstain from voting with respect to specific nominees.
The Board recommends a vote FOR each of the nominees.

Item 2. Advisory Vote to Approve	▪ vote in favor of the advisory proposal;	Majority of shares
Executive Compensation	▪ vote against the advisory proposal; or	present and entitled to
	▪ abstain from voting on the advisory proposal	vote
The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Item 3. Approve the First	▪ vote in favor of the Plan;	Majority of shares
Amendment to the 2014 Equity	▪ vote against the Plan; or	present and entitled to
Incentive Plan	▪ abstain from voting on the Plan.	vote
The Board recommends a vote FOR the approval of the 2019 Equity Incentive Plan.

Item 4. Ratification of the	▪ vote in favor of the ratification;	Majority of shares
Appointment of KPMG LLP as	▪ vote against the ratification; or	present and entitled to
Independent Auditors	▪ abstain from voting on the ratification.	vote
The Board recommends a vote FOR the ratification.

6.  What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items.    The election of Directors and the advisory vote to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

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Discretionary Items.    The ratification of the appointment of KPMG LLP as Independent Auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal in their discretion.

7.  How are abstentions and broker non-votes counted?

Item 1.Election of Three Class II Directors.  If you abstain from voting in the election of Directors, you will be treated as not having cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our Bylaws and will have no effect on the outcome of the election of Directors.

Item 2.Advisory Vote to Approve Executive Compensation.  If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 2. Broker non-votes are not considered in the calculation of a majority of shares present and entitled to vote.

Item 3.Approve the 2019 Equity Incentive Plan.  If you abstain from voting on the proposed 2019 Equity Incentive Plan, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 3 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 3. Broker non-votes will have no effect on the outcome of Item 3 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Item 4.Ratification of Appointment of KPMG LLP as Independent Auditors.  If you abstain from voting on the ratification of KPMG LLP as Cimarex's Independent Auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 4 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 4. Because Item 4 is a routine matter on which a broker has discretionary authority, no or few broker non-votes likely will result from this Item.

8.  What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

▪
Giving written notice to Cimarex's Corporate Secretary;
▪
Delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the internet in a timely manner; or
▪
Voting by ballot at the Annual Meeting.

9.  Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain shareholders via the internet under the "notice and access" approach permitted by the SEC. On or about March 25, 2019, we will mail to certain of our shareholders a notice of internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of internet

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availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of internet availability.

Even if you do not participate in "notice and access," the Notice of Annual Meeting and proxy statement are available on the internet at http://www.allianceproxy.com/cimarex/2019.

10.  Who counts the votes?

Alliance Advisors LLC, our proxy solicitor, will tabulate the votes and, Francis B. Barron, Cimarex's Corporate Secretary, will act as inspector of election.

11.  When will Cimarex announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Shareholders. Cimarex will report the final results in a Current Report on Form 8 K filed with the SEC after the Meeting.

12.  How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $10,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.  What is householding?

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified Cimarex of their desire to receive multiple copies of the proxy statement. This is known as "householding."

Upon oral or written request, we promptly will deliver a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Direct requests for additional copies for the current year or future years to our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203, telephone (303) 295-3995 and facsimile (720) 403-9383.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company, by phone at (888) 509-5580 or by mail at 1 State Street, 30th Floor, New York, NY 10004-1561, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

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QUESTIONS AND ANSWERS

14.  How can I vote at the Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy, bring the legal proxy with you to the Meeting and hand it in with a signed ballot that will be provided to you at the Meeting. You will not be able to vote your shares at the Meeting without a legal proxy. If you do not have a legal proxy, you can still attend the Meeting. We encourage you to vote your shares in advance, even if you intend to attend the Meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf.

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ANNEX A: 2019 EQUITY INCENTIVE PLAN

CIMAREX ENERGY CO.
2019 EQUITY INCENTIVE PLAN

Adopted by the Board on February 20, 2019

Approved by the Company's stockholders on [May 8], 2019

1.           ESTABLISHMENT AND PURPOSE OF PLAN

              Cimarex Energy Co., a Delaware corporation (the "Company"), hereby establishes the Cimarex Energy Co. 2019 Equity Incentive Plan (the "Plan") as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company's stockholders.

2.           DEFINITIONS

              2.1        Defined Terms.    Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

                  (a)          "Administrator" shall mean the Board or one or more committees appointed by the Board (or appointed by another committee within that committee's delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

                  (b)          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

                  (c)          "Award" shall mean a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

                  (d)          "Award Agreement" shall mean a written or electronic Award agreement or document evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

                  (e)          "Board" shall mean the board of directors of the Company.

                  (f)           "Cause" shall mean, with respect to any Participant, as determined by the Administrator and unless otherwise provided in an applicable agreement between the Participant and the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Participant and the Company or an Affiliate. Any

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    determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive.

                  (g)          "Change in Control" shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:

                      1.           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that described in clauses (i) and (ii) of subsection 3. below; or

                      2.           during any period of twelve months beginning after the Effective Date, individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director at the beginning of such twelve-month period, whose election, appointment or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                      3.           the closing of a reorganization, share exchange or merger (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 40% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

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                      4.           the closing of (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                      If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if the transaction is not also a "change in ownership or effective control of" the Company or a "change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

                  (h)          "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (i)           "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

                  (j)           "Company" shall mean Cimarex Energy Co., a Delaware corporation.

                  (k)          "Disability" shall mean, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

                  (l)           "Effective Date" shall mean the date on which this Plan is approved by the stockholders of the Company.

                  (m)         "Eligible Person" shall have the meaning set forth in Section 5 hereof.

                  (n)          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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                  (o)          "Fair Market Value" shall mean, unless otherwise determined by the Committee, the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) the closing sale price reported for such share of Common Stock on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares of Common Stock is reported for such trading day, on the next preceding day on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

                  (p)          "Incentive Stock Option" or "ISO" shall mean an incentive stock option within the meaning of Section 422 of the Code.

                  (q)          "Non-Qualified Stock Option" or "NSO" shall mean an Option other than an Incentive Stock Option.

                  (r)           "Option" shall mean a compensatory stock option granted pursuant to Section 6.1.1.

                  (s)          "Other-Stock Based Award" shall mean a stock-based Award issued pursuant to Section 6.1.7.

                  (t)           "Participant" shall mean any Eligible Person that has been issued an Award under the Plan.

                  (u)          "Performance Stock Unit" or "PSU" shall mean a performance stock unit Award issued pursuant to Section 6.1.5.

                  (v)          "Plan" shall have the meaning set forth in Section 1 hereof.

                  (w)         "Prior Plan" shall mean the Cimarex Energy Co. 2014 Equity Incentive Plan, as amended.

                  (x)          "Restricted Stock" shall mean shares of forfeitable Common Stock issued pursuant to Section 6.1.3.

                  (y)          "Restricted Stock Unit" or "RSU" shall mean a restricted stock unit issued pursuant to Section 6.1.4.

                  (z)          "Section 409A" shall mean section 409A of the Code and related Treasury regulations and pronouncements thereunder.

                  (aa)        "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (bb)        "Share Limit" shall have the meaning set forth in Section 4.1.

                  (cc)         "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted pursuant to Section 6.1.2.

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                  (dd)        "Subsidiary" shall mean any corporation or other entity controlled by the Company directly or indirectly though one or more intermediaries.

              2.2        Construction.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.           PLAN ADMINISTRATION

              3.1        Plan Administrator.    This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

              Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (as defined by the rules of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a committee consisting solely of independent directors.

              3.2        Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

                  (a)          determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

                  (b)          grant Awards to Eligible Persons, determine the price at which securities will be offered or Awarded and the number of securities to be offered or Awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

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                  (c)          approve the forms of Award agreements (which need not be identical either as to type of Award or among Participants);

                  (d)          construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

                  (e)          cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

                  (f)           accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum seven-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 10.5.5;

                  (g)          adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case (except due to an adjustment contemplated by Section 8) shall the terms of any outstanding Awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Awards or Option or Stock Appreciation Rights with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Rights, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

                  (h)          determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

                  (i)           determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

                  (j)           acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

                  (k)          determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

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              3.3        Binding Determinations.    Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company's certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

              3.4        Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

              3.5        Delegation of Non-Discretionary Functions.    In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.           SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

              4.1        Shares of Common Stock Subject to the Plan; Share Limit.    Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan (the "Share Limit") will be equal to the sum of (a) 5,800,000 shares of Common Stock plus (b) the number of shares of Common Stock available for future Awards under the Prior Plan as of the Effective Date of this Plan plus (c) such additional shares of Common Stock that become available under the Prior Plan pursuant to Section 4.3 thereof. Subject to adjustment as provided in Section 8.1, 5,800,000 shares of Common Stock shall be available under the Plan for issuance as Incentive Stock Options. Common Stock issue under the Plan shall be either authorized but unissued shares or, to the extent permitted by applicable, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

              4.2        Counting of Shares.    The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. For each Share delivered pursuant to an Option or a Stock Appreciation Right, the number of shares available for issuance under the Plan shall be reduced by one share. For each share delivered pursuant to an Award other than an Option or Stock Appreciation Right, the number of shares available for issuance under the Plan shall be reduced by 2.38 shares. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain available under this Plan in the same amount as they otherwise would have counted against the limit Section forth in Section 4.1. Notwithstanding the foregoing,

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shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan.

              4.3        Reservation of Shares; No Fractional Shares.    The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.           ELIGIBILITY

              5.1        Eligible Persons.    The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company's eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company's compliance with any other applicable laws.

              5.2        Participation.    The Administrator shall, in its sole and absolute discretion, select from among the Eligible Employees those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Employees differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.           AWARDS

              6.1        Type and Form of Awards.    The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of Awards that may be granted under this Plan are:

                  6.1.1        Stock Options.    An Option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period at a fixed exercise price as determined by the Administrator.

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                      (a)    General Option Provisions.    Options may only be granted to Eligible Persons for whom the Company would be deemed to be an "eligible issuer of service recipient stock," as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Nonqualified Stock Option. The Award agreement for an Option will indicate if the Option is intended as an ISO; otherwise it will be deemed to be a Nonqualified Stock Option. The maximum term of each Option (ISO or NSO) shall be seven (7) years. The per share exercise price for each Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

                      (b)    Additional Rules Applicable to ISOs.    Notwithstanding the general option rules set forth in subsection (a), above, the following rules shall apply to options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as Nonqualified Stock Options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. There shall be imposed in any Award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

                  6.1.2        Stock Appreciation Rights.    A Stock Appreciation Right or "SAR" is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock or a combination of the two, equal to (or having a Fair Market Value equal to) the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the "base price" applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an "eligible issuer of service recipient stock," as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall

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    be determined by the Administrator but shall be not less than the Fair Market Value of the Company's Common Stock on the date of grant. The maximum term of a SAR shall be seven (7) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

                  6.1.3        Restricted Stock.

                      (a)    General Restricted Stock Provisions.    Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to the provisions of Section 6.1.3(c), below).

                      (b)    Certificates for Shares.    Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

                      (c)    Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, any cash dividends paid on shares of Restricted Stock may be paid out on a current basis or may be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend relates, and, subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan.

                  6.1.4        Restricted Stock Units.

                      (a)    Grant of Restricted Stock Units.    A restricted stock unit, or "RSU", represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets,

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        forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

                      (b)    Dividend Equivalent Accounts.    If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall pay dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account may be immediately vested or may be subject to the same vesting conditions as the RSU to which it relates, as determined by the Administrator. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant's account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the time set forth in the Award Agreement.

                      (c)    Rights as a Stockholder.    Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award.

                  6.1.5        Performance Stock Units.

                      (a)    Grant of Performance Stock Units.    A Performance Stock Unit, or "PSU," is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned (if any) to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

                      (b)    Dividend Equivalent Accounts.    If (and only if) required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case the Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to Participant had Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Company Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

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                      (c)    Rights as a Stockholder.    Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award.

                  6.1.6    Cash Awards.    The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below). Cash Awards shall be Awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

                  6.1.7    Other Awards.    The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of or related to the Common Stock and/or returns thereon.

              6.2        Award Agreements.    Each Award (other than cash Awards described in Section 6.1.6) shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

              6.3        Deferrals and Settlements.    Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash Awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

              6.4        Consideration for Common Stock or Awards.    The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

                  (a)          services rendered by the recipient of such Award;

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                  (b)          cash, check payable to the order of the Company, or electronic funds transfer;

                  (c)          notice and third-party payment in such manner as may be authorized by the Administrator;

                  (d)          the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

                  (e)          by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

                  (f)           subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

              In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

              6.5        Minimum Vesting Schedule.    Except as provided below, all Awards granted under the Plan shall have a minimum one year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

              6.6        Transfer Restrictions.

                  6.6.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 6.6, by applicable law and by the Award agreement, as the same may be amended, (a) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

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                  6.6.2    Exceptions.    The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

                  6.6.3        Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 6.6.1 shall not apply to:

                      (a)    transfers to the Company,

                      (b)   the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                      (c)    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

                      (d)   subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                      (e)    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

              6.7        International Awards.    One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

              6.8        Dividend and Dividend Equivalents.    Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan that is subject to performance-based vesting be paid prior to the vesting of such Award.

7.           EFFECT OF TERMINATION OF SERVICE ON AWARDS

              7.1        Termination of Employment.

                  7.1.1    Administrator Determination.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and

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    in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

                  7.1.2    Stock Options and SARs.    For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire: (1) three months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary (provided however, that in the event of the Participant's death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such Option or SAR); (2) in the case of a Participant whose termination of employment is due to death or Disability (as defined in the applicable Award agreement), 12 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; and (3) immediately upon a Participant's termination for Cause. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant's termination is for Cause.

                  7.1.3    Other Awards.    For all other Awards issued under the Plan, unless the Award agreement provides otherwise, the portion of such Awards that are unvested at the time that a Participant's employment or service is terminated shall be forfeited and reacquired by the Company; provided however, the Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

              7.2        Events Not Deemed Terminations of Service.    Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid or unpaid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award agreement.

              7.3        Effect of Change of Subsidiary Status.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

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8.           ADJUSTMENTS; ACCELERATION

              8.1        Adjustments.    Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), (d) any exchange of Common Stock or other securities of the Company, or (e) any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit and the limit on the number of Incentive Stock Options issuable under the Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected Participant.

              8.2        Change in Control.    In the event of a Change in Control: (i) with respect to Awards that are subject to a time-based vesting schedule, any unvested portion of such Awards shall become vested in full immediately prior to the Change in Control, and (ii) with respect to Awards that are subject to performance-based vesting, the performance period for all such Awards shall be deemed to be completed as of the Change in Control, and the Administrator shall determine the extent to which the Awards have vested based on the results achieved through the date of the Change in Control, including any adjustments necessary to take into account the truncation of the performance period as a result of the Change in Control. In addition, the Administrator shall have full discretion to take whatever additional actions (not inconsistent with the previous sentence) that it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (i) to provide for the assumption of such Awards (or portions thereof) or the substitution of such Awards (or portions thereof) with similar awards of the surviving or acquiring company, in a manner designed to comply with Section 409A of the Code, (ii) to provide for the termination of any Award upon the occurrence of the Change in Control, (iii) to provide for the cash out and cancellation of any Award (or portion thereof) immediately prior to such Change in Control, which cash out may (in a manner designed to comply with Code Section 409A) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (iv) to take any other actions as the Administrator deems necessary or advisable in connection with such Change in Control transaction. The Administrator may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

9.           TAX PROVISIONS

              9.1        Tax Withholding.    Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

                  (a)    require the Participant (or the Participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the

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    Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or

                  (b)   deduct from any amount otherwise payable in cash to the Participant (or the Participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such cash payment.

              In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 10.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant's applicable jurisdictions.

              9.2        Requirement of Notification of Code Section 83(b) Election.    If any Participant shall make an election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

              9.3        Requirement of Notification of Disqualifying Disposition.    If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.         OTHER PROVISIONS

              10.1        Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

              10.2        Future Awards/Other Rights.    No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

              10.3        No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way

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with the right of the Company or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award agreement.

              10.4        Plan Not Funded.    Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

              10.5        Effective Date, Termination and Suspension, Amendments.

                  10.5.1    Effective Date and Termination.    This Plan was approved by the Board and shall become effective upon approval by the stockholders of the Company (the "Effective Date"). Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

                  10.5.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

                  10.5.3    Stockholder Approval.    To the extent then required by applicable law or any applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company.

                  10.5.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 10.5.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

                  10.5.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the

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    Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

              10.6        Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

              10.7        Governing Law; Construction; Severability.

                  10.7.1    Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

                  10.7.2    Severability.    If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

                  10.7.3    Plan Construction.

                  (a)          Rule 16b-3.    It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

                  (b)          Compliance with Section 409A of the Code.    The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from or satisfy the requirements of Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant's Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

                  (c)          No Guarantee of Favorable Tax Treatment.    Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax

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    treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

              10.8        Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

              10.9        Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

              10.10    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

              10.11    No Corporate Action Restriction.    The existence of this Plan, the Award agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

              10.12    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans

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or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

              10.13    Restrictive Covenants, Cause Forfeiture and Clawback Policy.

                  10.13.1    Restrictive Covenants.    The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation of post-employment cooperation agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

                  10.13.2    Annulment upon Termination for Cause.    The Administrator may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or in the Plan.

                  10.13.3    Awards Subject to Clawback.    Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an Award or the payment of any amount under the Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

11.         DIRECTOR COMPENSATION PROVISIONS

              11.1        Plan Exclusive Vehicle for Non-Employee Director Cash and Equity Compensation.    All cash and equity compensation paid or provided to the Company's non-employee directors shall be awarded under the terms and conditions of this Plan.

              11.2        Non-Employee Director Compensation.    Non-employee directors may be Awarded any of the types of Awards described in Section 6 above for which they are eligible under the terms and conditions of Section 6, above.

                  11.2.1    Cash Awards.    Cash Awards (as described in Section 6.1.6) may take any form determined by the Administrator in its sole and absolute discretion, including, but not limited to, retainers, committee fees, chairperson fees, per meeting fees, and special fees for committee service. In no event shall cash Awards paid to any non-employee director exceed $400,000 in any fiscal year.

                  11.2.2    Equity Awards.    Equity Awards (described in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4 and 6.1.5) may take any form determined by the Administrator in its sole and absolute discretion, provided,

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    however, that in no event shall Awards granted to an non-employee director in any fiscal year have a grant date fair value in excess of $400,000.

As adopted by the Board of Directors of Cimarex Energy Co. on February 20, 2019.

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PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CIMAREX ENERGY CO. The undersigned appoints Thomas E. Jorden and Francis B. Barron as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Cimarex Energy Co. held of record by the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Shareholders to be held at the Wells Fargo Center - Denver, Assemble Room (Lower Level 2), 1700 Lincoln Street, Denver, Colorado 80203, on May 8, 2019, at 9:00 a.m., Mountain Daylight Time, or any adjournment thereof. For participants in the Cimarex 401(k) Plan, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received prior to 11:59 p.m., Eastern Daylight Time, on May 5, 2019, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as shares were voted by other Plan participants. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 8, 2019. The Proxy Statement and our 2018 Annual Report to Shareholders are available at: http://www.allianceproxy.com/cimarex/2019

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES LISTED UNDER ITEM 1, AND “FOR” ITEMS 2, 3, AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Please mark your votes like this The Board of Directors recommends a vote “FOR” all the nominees listed under Item 1 and “FOR” Items 2, 3, and 4. FOR AGAINST  ABSTAIN  1. Election of three Class II directors: 2. Advisory vote to approve executive compensation 3. Approve 2019 Equity Incentive Plan FOR AGAINST ABSTAIN (01) Hans Helmerich (02) Harold R. Logan, Jr. (03) Monroe W. Robertson 4. Ratify the appointment of KPMG LLP as our independent auditors for 2019 I plan on attending the meeting NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such. Signature Signature (if held jointly) Date: , 2019 CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CIMAREX ENERGY CO. As a shareholder of Cimarex Energy Co., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 7, 2019. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/XEC Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)